UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.      )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑    Definitive Proxy Statement

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☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MAXWELL SHOE COMPANY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2004

Dear Fellow Stockholder:

On March 23, 2004, MSC Acquisition Corp., a New York corporation (“MSCAC”) and an indirect wholly-owned subsidiary of Jones Apparel Group, Inc., a Pennsylvania corporation (together with MSCAC, “Jones”) announced an unsolicited tender offer for all outstanding shares of Class A Common Stock, par value $.01 per share, of Maxwell Shoe Company Inc., a Delaware corporation (the “Company”), and the associated preferred stock purchase rights, at a purchase price of $20.00 per share, net to the seller in cash, without interest, subject to certain conditions. The Company’s Board of Directors has determined that Jones’s offer is financially inadequate and not in the best interests of the Company’s stockholders. Accordingly, the Company’s Board of Directors unanimously recommends that you reject Jones’s offer and not tender your shares.

Also on March 23, 2004, Jones commenced a process to solicit your written consents to attempt to take control of your Board by removing the directors that you elected on April 8, 2004 and replacing them with a slate of nominees that was handpicked by Jones for the purpose of furthering its unsolicited tender offer. In its public filings with the Securities and Exchange Commission, Jones has stated that, subject to their fiduciary duties, all of Jones’s nominees are expected to support Jones’s $20.00 per share offer. Jones proposes to do this by soliciting your consent to three different proposals, as described in the enclosed document.

We believe that Jones’s proposals are intended to circumvent an objective review by the Company’s existing Board of Directors of Jones’s tender offer, and to divert the Company from the continued execution of its current business strategy. In fact, Jones has stated in its public filings that all of its proposals “are designed to expedite the prompt consummation of [Jones’s] offer” of $20.00 per Company share. In considering Jones’s proposals, it is important for you to recognize that Jones has no duty to act in the best interests of the Company’s stockholders.

We strongly urge you to reject Jones’s efforts to replace your Board. We believe that the Company’s existing Board of Directors—which is composed of a majority of independent directors within the meaning of the National Association of Securities Dealers’ listing standards—is better able to act in the best interests of all Company stockholders than Jones’s slate of handpicked nominees.

You can reject Jones’s efforts to take control of your Company. First, do not sign Jones’s gold consent card. Second, if you have previously signed a gold consent card, you may revoke that consent by signing, dating and mailing the enclosed BLUE Consent Revocation Card immediately. Finally, if you have not signed Jones’s consent card, you can show your support for your Board by signing, dating and mailing the enclosed BLUE Consent Revocation Card. Regardless of the number of shares you own, your revocation of consent is important. Please act today.

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Thank you for your support.

Very truly yours,

Mark J. Cocozza,

Chairman of the Board and Chief Executive Officer

Maxwell Shoe Company Inc.

If you have any questions about revoking any consent you may have previously granted or require assistance, please call:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Tel: (212) 929-5500

Fax: (212) 929-0308

Call Toll Free: 1-(800) 322-2885

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April 23, 2004

CONSENT REVOCATION STATEMENT

BY THE BOARD OF DIRECTORS OF MAXWELL SHOE COMPANY INC.

IN OPPOSITION TO

A CONSENT SOLICITATION BY JONES APPAREL GROUP, INC.

AND MSC ACQUISITION CORP.

This Consent Revocation Statement is furnished by the Board of Directors (the “Board”) of Maxwell Shoe Company Inc., a Delaware corporation (the “Company”), to the holders of outstanding shares of the Company’s Class A Common Stock, par value $.01 per share (the “Common Stock”), in connection with your Board’s opposition to the solicitation of written stockholder consents by Jones Apparel Group, Inc., a Pennsylvania corporation (“Jones”) and its indirect wholly-owned subsidiary, MSC Acquisition Corp., a New York corporation (“MSCAC,” and all references to Jones herein shall be deemed to include MSCAC, where appropriate).

On February 25, 2004, Jones publicly announced its interest in acquiring all of the outstanding shares of the Company’s Common Stock at a price of $20.00 per share in cash. On March 11, 2004, the Board and its financial and legal advisors met to discuss Jones’s unsolicited proposal and the Company’s past and current business operations, financial condition and future prospects. In the course of that meeting, the Board, by unanimous vote, decided that the $20.00 per share cash consideration that was offered by Jones was financially inadequate and not in the best interests of the Company’s stockholders. On March 12, 2004, the Company informed Jones that it was not interested in pursuing Jones’s February 25, 2004 proposal.

On March 23, 2004, Jones announced an unsolicited tender offer for all outstanding shares of the Company’s Common Stock, and unless and until validly redeemed by the Company’s Board of Directors, the associated rights to purchase shares of Series A Junior Participating Preferred Stock of the Company, at a cash purchase price of $20.00 per share (the “Offer”)—the same price per share that your Board previously determined was inadequate and not in the best interests of the Company’s stockholders.

Now Jones is trying to take control of your Board and the Company by asking you to remove the directors that you elected at the 2004 Annual Meeting of Stockholders on April 8, 2004 and replace them with a slate of nominees handpicked by Jones for the purpose of furthering its unsolicited tender offer. In both its definitive consent statement and in its Tender Offer Statement on Schedule TO (the “Schedule TO”), Jones has stated that, subject to their fiduciary duties, all of Jones’s nominees are expected to support Jones’s $20.00 per share Offer.

Specifically, with its proposals, Jones is asking you to: (i) remove, without cause, all of the current directors of the Company elected on April 8, 2004; (ii) replace your directors with Jones’s own nominees and (iii) repeal any by-law amendments adopted after March 30, 2004. In fact, Jones has stated in both its definitive consent statement and the Schedule TO that all of its proposals “are designed to expedite the prompt consummation of [Jones’s] offer” of $20.00 per share of Common Stock.

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Your directors were selected for nomination through processes implemented by the Board in keeping with good corporate governance practices. Please see the discussion in this Consent Revocation Statement under the headings “Corporate Governance” and “Current Directors of Maxwell Shoe Company Inc.—Meetings and Committees of the Board of Directors.” In contrast, Jones’s nominees have been selected by Jones. Jones’s obligation is to act in the best interests of Jones and its stockholders, not in the best interests of the Company and its stockholders.

Your Board unanimously opposes the solicitation by Jones. Your Board, which is composed of a majority of independent directors within the meaning of the National Association of Securities Dealers’ listing standards, is committed to acting in the best interests of all of the Company’s stockholders and believes that it is better positioned than Jones’s handpicked nominees to consider and respond to the alternative business proposals available to the Company.

This Consent Revocation Statement and the enclosed BLUE Consent Revocation Card are first being mailed to stockholders on or about April 23, 2004.

Your Board urges you not to sign any gold consent card sent to you by Jones but instead to sign and return the BLUE card included with these materials.

If you have previously signed and returned the gold consent card, you have every right to change your mind and revoke your consent. Whether or not you have signed the gold consent card, we urge you to mark the “YES, REVOKE MY CONSENT” boxes on the enclosed BLUE Consent Revocation Card and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of shares you own, your consent revocation is important. Please act today.

If your shares are held in “street name,” only your broker or your banker can vote your shares. Please contact the person responsible for your account and instruct him or her to submit a BLUE Consent Revocation Card on your behalf today.

In accordance with Delaware law, on March 25, 2004, the Board set March 25, 2004 as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to Jones’s consent solicitation. As discussed in the section entitled “Legal Proceedings”, Jones has commenced litigation challenging the Board’s right to set the March 25, 2004 record date. Until such time as the record date issue is resolved by the Court of Chancery, the Company will be soliciting consent revocations from stockholders of record as of March 25, 2004, as well as from stockholders of record as of April 21, 2004 (the “Jones Record Date”), which is the date Jones has asserted is the record date. Only holders of record as of the close of business on the Record Date or the Jones Record Date (as may be determined by the Court of Chancery) may execute, withhold or revoke consents with respect to Jones’s consent solicitation.

If you have any questions about giving your consent revocation or require assistance, please call:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Tel: (212) 929-5500

Fax: (212) 929-0308

Call Toll Free: 1-(800) 322-2885

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FORWARD-LOOKING STATEMENTS

Certain statements made in this Consent Revocation Statement, other reports, filings with the Securities and Exchange Commission (the “Commission”), press releases, conferences, or otherwise indicating the Company’s, the Board’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. These statements are only predictions and may differ materially from actual future events or results. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those projected in such forward-looking statements. Such risks, assumptions and uncertainties include, but are not limited to: changing consumer preference, inability to successfully design, develop or market its footwear brands, the inability to successfully re-introduce the Joan & David brand into the market, competition from other footwear manufacturers or retailers, loss of key employees, general economic conditions and adverse factors impacting the retail footwear industry, the inability by the Company to source its products due to political or economic factors, potential disruption in supply chain or customer purchasing habits due to health concerns relating to severe acute respiratory syndrome or other related illnesses and the imposition of trade or duty restrictions or work stoppages of transportation or other workers who handle or manufacture the Company’s goods.

Additional risks, assumptions and uncertainties associated with Jones’s pending tender offer include: the risk that the Company’s customers may delay or refrain from purchasing Company products due to uncertainties about the Company’s future, the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with the Company, the risk that stockholder litigation commenced in connection with Jones’s offer might result in significant costs of defense, indemnification and liability, the risk that the Board’s analysis and the basis of its recommendation to the stockholders ultimately may prove to be inaccurate, and other risks discussed in documents filed by the Company with the Commission. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made.

The Company operates in a very competitive and rapidly changing environment. New risk factors can arise and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

Investors should also be aware that while the Company does, from time to time, communicate with securities analysts, it is against the Company’s policy to disclose to them any material non-public information or other confidential commercial information. Accordingly, investors should not assume that the Company agrees with any statement or report issued by any analyst irrespective of the content of the statement or report.

Furthermore, the Company has a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of the Company.

The Company is under no obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF THE JONES CONSENT SOLICITATION

As set forth in its definitive consent solicitation materials filed with the Commission, Jones is asking you to vote on the following proposals:

1.	To remove, without cause, the members currently serving on your Board of Directors, who were duly elected at the 2004 Annual Meeting of Stockholders on April 8, 2004;

2.	To elect the following individuals, who have been selected by Jones, to serve as directors of the Company: Allan Corn; Jeffrey J. Haas; Michael S. Koeneke; Harold Leppo and Robert D. Martin; and

3.	To repeal any amendments to the Company’s by-laws adopted after March 30, 2004.

We believe that all three of Jones’s proposals have a single purpose: to facilitate Jones’s proposed $20.00 per share acquisition of the entire equity interest in the Company—an offer your Board has already unanimously determined to be financially inadequate and not in the best interests of the Company or its stockholders.

REASONS TO REJECT JONES’S CONSENT SOLICITATION PROPOSALS

Jones’s three proposals are designed to enable Jones’s handpicked nominees to take control of your Board and the Company, thereby avoiding a fair and impartial review by your existing Board of the Offer made by Jones and of other possible business alternatives available to the Company. At a Board meeting held on March 28, 2004, your Board concluded, as it had at the Board meeting held on March 11, 2004, that the $20.00 price per share proposed by Jones was financially inadequate and not in the best interest of the Company’s stockholders. Your Board noted its belief that the Jones’s Offer significantly undervalued the Company based on its business, financial condition and performance, its unique market position and business prospects and continued market leadership, the strength and diversity of the Company’s portfolio of brands, backlog of new business and significant future growth opportunities, and was not consistent with your Board’s objective of enhancing stockholder value. Your Board believes that the purpose of Jones’s proposals is to elect a slate of directors that Jones hopes will facilitate Jones’s acquisition of the Company on terms that are as favorable to Jones as possible. In both its definitive consent statement and the Schedule TO, Jones has stated that, subject to their fiduciary duties, all of Jones’s nominees are expected to support Jones’s offer of $20.00 per share.

Jones is asking you to repeal any by-law amendments adopted by the Board since March 30, 2004, purportedly to prevent the Company’s current directors from approving any amendments to the by-laws that would nullify or delay actions taken by the Company’s stockholders or create new obstacles to Jones’s Offer. However, the Company’s Board has not amended the Company’s by-laws since March 30, 2004 and if the Board were to adopt any by-law amendment, it would do so only to protect the best interests of the Company’s stockholders.

As discussed under the heading “Corporate Governance” below, your Board is committed to implementing and promoting good corporate governance practices and to acting in the best interests of the Company’s stockholders. In addition, a majority of your current Board members are independent directors. While Jones’s consent solicitation materials described its proposed slate of directors as “independent,” your Board believes that all of them have been handpicked by Jones simply to facilitate the acquisition of your Company by Jones on terms that are as favorable to Jones as possible. In fact, Jones has stated in both its definitive consent statement and the Schedule TO that all of its proposals “are designed to expedite the prompt consummation of [Jones’s] offer” of $20.00 per share of Common Stock.

The Board believes that Jones is seeking to end-run your Board’s analysis and deprive you of the objective review that your Board has provided and will continue to provide.

The Board of Directors of the Company strongly believes that the solicitation being undertaken by Jones is not in the best interests of the Company’s stockholders.

We urge stockholders to reject the solicitation and revoke any consent previously submitted.

Do not delay. In order to ensure that the existing Board is able to act in your best interests, please mark, sign, date and return the enclosed BLUE consent revocation card as promptly as possible.

BACKGROUND OF THE JONES OFFER

On September 15, 2003, Peter Boneparth, the President and Chief Executive Officer of Jones, informally inquired of Mark J. Cocozza, the Chairman of the Board and Chief Executive Officer of the Company, as to whether the Company would be interested in pursuing a business combination with Jones. Mr. Cocozza told Mr. Boneparth that the Company was looking at other opportunities to grow its business, and until those opportunities were evaluated, the Company did not want to pursue Jones’s interest. After this conversation, Mr. Cocozza contacted each of the Company’s directors to inform them of the conversation.

On September 23, 2003, Mr. Boneparth called Mr. Cocozza to inquire about the September 15, 2003 conversation and whether the Company’s position had changed. Mr. Cocozza advised Mr. Boneparth that the Company was still looking into other near-term opportunities and could not provide a response until those opportunities were more fully evaluated.

Subsequent to September 23, 2003, Mr. Boneparth and Mr. Cocozza had additional informal conversations on the same subject, and each time Mr. Cocozza reiterated that the Company’s position had not changed and that the Company was still looking into other near-term opportunities and could not provide a response until those opportunities were more fully evaluated.

On January 12, 2004, Mr. Boneparth informally informed Mr. Cocozza of Jones’s continued desire to pursue a business combination with the Company. Mr. Cocozza again told Mr. Boneparth that the Company was continuing to look at near-term opportunities to grow its business and until those opportunities were evaluated, it did not want to pursue Jones’s interest. Mr. Cocozza again contacted each of the Company’s directors to inform them of the subsequent conversation.

On January 29, 2004, the Board of Directors of the Company met to discuss several matters, including consideration of Jones’s continued desire to pursue a business combination with the Company.

On February 17, 2004, Mr. Boneparth telephoned Mr. Cocozza to further discuss the possibility of a business combination with Jones. During the conversation, Mr. Cocozza requested specifics as to the consideration proposed to be paid by Jones.

On February 18, 2004, a representative of Bear Stearns & Co. Inc. (“Bear Stearns”), on behalf of Jones, telephoned Mr. Cocozza and Mr. James J. Tinagero, the Chief Operating Officer of the Company, and expressed Jones’s interest in acquiring all of the outstanding shares of the Company’s stock at a price of $20.00 per share in cash. Mr. Cocozza told Bear Stearns that he would bring the matter to the Board of Directors. After this subsequent conversation, Mr. Cocozza again contacted each of the Company’s directors to inform them of the subsequent conversation.

On February 24, 2004, Mr. Tinagero called the Bear Stearns representative to advise him that the Company would be having a Board meeting shortly to evaluate Jones’s interest in acquiring the Company and that the Company would be getting back to Bear Stearns within the next week.

On February 25, 2004, Mr. Cocozza received a call from Mr. Boneparth in which Mr. Boneparth reiterated Jones’s interest in acquiring all of the outstanding shares of the Company’s stock at a price of $20.00 per share in cash and informed Mr. Cocozza that Jones would be confirming its proposal in writing and going public with its offer later in the day. Shortly after the call on February 25, 2004, Mr. Cocozza received a letter from Mr. Boneparth reiterating Jones’s interest in acquiring all of the outstanding shares of the Company’s stock at a price of $20.00 per share in cash. Shortly thereafter, Jones issued a press release in which Jones announced its unsolicited proposal.

Shortly after receipt of the February 25, 2004 letter, Gibson, Dunn & Crutcher LLP was retained to render legal advice in connection with Jones’s proposal. The Company also announced that it received Jones’s letter and that the Board was considering the proposal.

The Board of Directors met telephonically on February 25, 2004, with its legal advisor and the Company’s management for preliminary discussions regarding the proposal and to establish a process for properly evaluating the proposal. The Board’s legal advisor provided a detailed review of the fiduciary duties of a board of directors upon receipt of an unsolicited proposal such as the one received from Jones. The Board of Directors and the Company’s management discussed the retention of a financial advisor to render financial advice in connection with Jones’s proposal and the Board approved the retention of Lehman Brothers Inc. (“Lehman Brothers”) to act as financial advisor in connection with Jones’s proposal.

Between February 26, 2004 and March 11, 2004, there were discussions between representatives of the Company and representatives of Jones in which the representatives of Jones requested that the Company’s representatives meet with Jones to discuss Jones’s proposal. In each case, the representatives of the Company informed the representatives of Jones that the Board of Directors and its financial advisor needed to have the opportunity to fully evaluate Jones’s offer prior to engaging in discussions with Jones.

On March 2, 2004, the Company issued a press release discussing its results of operations and financial condition for the first quarter ended January 31, 2004. In the press release, the Company noted that it had achieved record first-quarter net sales and earnings and increased its guidance for fiscal 2004. In the quarter ending January 31, 2004, net sales increased 17.3%, operating income rose 41.0%, net income grew 35.0% and diluted earnings per share increased 31.0%. Based on this strong performance, the Company raised its fiscal 2004 earnings per share guidance to a range of $1.18 to $1.22, from its previous guidance of a range of $1.02 to $1.06. It also raised its guidance for fiscal 2004 net sales to a range of $250 million to $255 million, from its previous guidance of a range of $235 million to $240 million.

On March 9, 2004, Mr. Boneparth called Mr. Cocozza to inquire whether the Company’s Board of Directors had determined a course of action with regard to Jones’s proposal. Mr. Cocozza informed Mr. Boneparth that the Board had not yet had a chance to meet to discuss the proposal.

On March 11, 2004, the Board of Directors and the Company’s financial and legal advisors met in person and telephonically to discuss Jones’s unsolicited proposal and the Company’s past and current business operations, financial condition and future prospects. The Company’s legal advisor discussed the fiduciary duties of a board of directors upon receipt of an unsolicited proposal. The Company’s financial advisor reviewed with the Board the financial aspects of Jones’s proposal and presented and discussed their financial analyses of the proposal. After thorough discussions, the Board of Directors asked Lehman Brothers for its opinion regarding the adequacy from a financial point of view of the consideration proposed to be paid by Jones to the Company’s stockholders. Lehman Brothers provided an oral opinion, subsequently confirmed in writing, to the effect that, as of March 11, 2004 and subject to the qualifications and limitations set forth in the written opinion, from a financial point of view, the $20.00 cash per share consideration that was offered by Jones to the stockholders of the Company pursuant to the February 25, 2004 proposal was inadequate to the stockholders of the Company. The Board of Directors then went into executive session and, after asking certain of its advisors and certain members of management to return for further discussion, by unanimous vote decided that the $20.00 cash per share consideration that was offered by Jones was financially inadequate and not in the best interests of the Company’s stockholders. The Board of Directors also authorized the delivery of a letter to Jones communicating its view and the issuance of a press release regarding its view.

On March 12, 2004, Mr. Cocozza left a telephone message for Mr. Boneparth advising him that the Board of Directors had carefully considered Jones’s proposal and that it was not interested in pursuing Jones’s February 25, 2004 proposal or further discussing any such transaction at that time and inviting Mr. Boneparth to call him back with any questions. Later on March 12, 2004, Mr. Cocozza sent to Mr. Boneparth the letter that the Board of Directors had previously discussed, reiterating the Board’s decision and stating that after careful consideration, including a thorough review of Jones’s February 25, 2004 proposal with independent financial and legal advisors, the Board determined to reject the Jones proposal and not to pursue discussions with Jones.

Later in the day on March 12, 2004, Mr. Boneparth called Mr. Cocozza and indicated he had received Mr. Cocozza’s letter. Mr. Cocozza expressed over the telephone that the Board of Directors had carefully considered Jones’s proposal and that it was not interested in pursuing Jones’s February 25, 2004 proposal or further discussing any such transaction at that time. Mr. Boneparth indicated that he wanted to remain friends, and although he was disappointed that the Board had declined Jones’s offer, he would move on. There was no subsequent communication between Mr. Cocozza and Mr. Boneparth.

On March 23, 2004, Jones issued a press release announcing the commencement of the Offer at $20.00 per share and the filing by Jones with the Commission of a preliminary consent solicitation statement relating to the solicitation of consents from the Company’s stockholders to take certain actions including to remove all of the Company’s directors and replace them with nominees of Jones and MSCAC. Jones and MSCAC also filed the Schedule TO with the Commission, commencing the Offer.

On March 23, 2004, the Company issued a press release advising stockholders to defer taking any action in response to Jones’s Offer until such time as the Board of Directors evaluates the Offer and makes its recommendation to stockholders with respect to the Offer.

Later in the day on March 23, 2004, the Board of Directors met with its legal advisor to review developments with respect to the Offer. Among other things, at this meeting the Board of Directors was updated as to the status of the Offer, provided with further details as to its terms and conditions, and advised as to the timetable for the Board’s response under applicable law. The Board also received advice from its legal advisor concerning its duties in responding to the Offer and the Board discussed the appropriate framework for its consideration of the Offer.

At a meeting held on March 25, 2004, the Board of Directors met again with its legal and financial advisors and the Company’s management to further discuss the Offer and financial, legal and other considerations relevant to the Offer. The Company’s financial advisor reviewed with the Board the financial aspects of the Offer and presented and discussed their financial analyses of Jones’s Offer. The legal advisor provided a detailed review of the fiduciary duties of the Board, reviewed and discussed with the Board of Directors the principal terms of the Offer and presented the Board of Directors with an overview of public filing and other obligations of the Company under the tender offer rules, the proxy rules and other applicable federal securities laws. In order to allow time for further consideration of Jones’s Offer, the Board determined to defer any action regarding the Offer until its next meeting on March 28, 2004. The Board also discussed with its legal advisor the consent solicitation filed by Jones. After careful consideration, including consultation with the Company’s management and the Company’s legal advisor, the Board of Directors, in accordance with Delaware law, unanimously determined to set the record date relating to the Jones consent solicitation at March 25, 2004 so that only stockholders of record as of the close of business on the record date may execute, withhold or revoke consents with respect to Jones’s consent solicitation. The Company announced the setting of the record date on March 25, 2004.

On March 28, 2004, the Board of Directors met with the Company’s management and its financial and legal advisors to further consider and discuss the Offer. At this meeting, Lehman Brothers updated and discussed its financial analyses of the Offer since the March 25, 2004 meeting of the Board of Directors, and delivered its written opinion, dated March 28, 2004 and attached hereto as Annex II, to the effect that as of the date of such opinion and subject to the qualifications and limitations set forth in the written opinion, the Offer was inadequate, from a financial point of view, to the stockholders of the Company. The Board of Directors also reviewed and discussed with its advisors various strategic alternatives and business opportunities. The Company’s legal advisor updated the Board on various legal issues related to the Offer. The Company’s independent directors also met separately with the Company’s financial and legal advisors to discuss the Offer.

After careful consideration, including consultation with the Company’s management and the Company’s financial and legal advisors and taking into account the factors described under “Reasons for the Recommendation of the Board” below, the Board of Directors unanimously determined that the Offer was financially inadequate and not in the best interests of the stockholders and unanimously recommended that the Company’s stockholders reject the Offer and not tender their shares to MSCAC pursuant to the Offer. The Board of Directors also authorized the issuance of a press release and the filing of a recommendation statement with the Commission setting forth the Board of Directors’ recommendation that the stockholders of the Company reject the Offer.

On March 29, 2004, the Company issued a press release and filed a solicitation/recommendation statement on Schedule 14D-9 with the Commission which contained the Board’s recommendation that the stockholders of the Company reject the Offer.

On March 30, 2004, MSCAC filed a suit in the Court of Chancery of the State of Delaware against the Company seeking to compel the Company to make available to MSCAC current and updated books and records of the Company relating to the setting of the March 25, 2004 record date in connection with Jones’s consent solicitation. The Company believes that the claims and allegations asserted in this suit are without merit and intends to vigorously defend against the lawsuit.

On March 31, 2004, Jones and MSCAC filed a second suit in the Court of Chancery of the State of Delaware against the Company and its directors alleging that the directors breached their fiduciary duties and the Company and the directors breached the Company’s Amended and Restated Certificate of Incorporation in connection with the setting of the March 25, 2004 record date in connection with Jones’s consent solicitation. Jones and MSCAC seek injunctive and declaratory relief. The Company and the Board of Directors believe that the claims and allegations asserted in this suit are without merit and intend to vigorously defend against the lawsuit. Until such time as the record date issue is resolved by the Court of Chancery, the Company will be soliciting consent revocations from stockholders of record as of March 25, 2004, as well as from stockholders of record as of April 21, 2004, which is the date Jones has asserted as the record date.

On April 1, 2004, the Company filed a suit in the United States District Court for the District of Massachusetts against Jones and MSCAC, alleging that Jones and MSCAC have made materially false and misleading statements and omissions in violation of federal securities laws in connection with Jones’s consent solicitation and the Offer. The Company is seeking, among other things, an order requiring Jones and MSCAC to correct their material misstatements and omissions, enjoining them from disseminating their false and misleading consent solicitation statement, and further enjoining them from conducting their tender offer and consent solicitation. Please refer to the section entitled “Legal Proceedings” for further information regarding the Company’s complaint.

On April 2, 2004, the Board of Directors of the Company met informally with management and the Company’s financial, legal and other advisors to discuss the Company’s business strategy, the litigation between Jones and the Company, the Company’s upcoming meeting of stockholders on April 8, 2004 and various issues relating to Jones and Jones’s consent solicitation.

On April 5, 2004, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the Offer.

On April 8, 2004, the Company held its 2004 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company reelected the following five persons to the Board: Mark J. Cocozza; James J. Tinagero; Stephen A. Fine; Malcolm L. Sherman; and Anthony J. Tiberii.

On April 15, 2004, the Company amended its complaint against Jones and MSCAC in the United States District Court for the District of Massachusetts. The amended complaint alleges continuing, materially false and misleading statements and omissions in Jones’s and MSCAC’s filings with the Commission. Please refer to the section entitled “Legal Proceedings” for further information regarding the Company’s amended complaint.

On April 19, 2004, Jones announced the results of the tender offer. Less than two percent of the Company’s issued and outstanding shares were tendered into the Offer. Jones also announced that it was extending its Offer, which will now expire at 5:00 p.m., New York City time on Monday, May 17, 2004, unless further extended.

On April 20, 2004, pursuant to a stipulation of dismissal, MSCAC dismissed without prejudice the action it filed against the Company on March 30, 2004, in the Court of Chancery of the State of Delaware. By that action, MSCAC had been seeking to compel the Company to make available to MSCAC current and updated books and records of the Company relating to the setting of the March 25, 2004 record date in connection with Jones and MSCAC’s proposed consent solicitation.

On April 20, 2004, pursuant to a stipulation of dismissal, Jones and MSCAC dismissed without prejudice three of the four claims for relief in the action it filed against the Company and its directors on March 31, 2004, in the Court of Chancery of the State of Delaware. Specifically, Jones and MSCAC withdrew their claims for the following relief: (i) a declaration that Jones and MSCAC had not commenced a consent solicitation and that the March 25, 2004 record date set by the Company’s directors was invalid, void, and inapplicable to any possible future consent solicitation by Jones and/or MSCAC; (ii) a declaration that the Company’s directors had breached their fiduciary duties to the Company and its stockholders and had improperly manipulated and interfered with the stockholder franchise by setting the March 25, 2004 record date; and (iii) a declaration that the Company’s directors had breached their fiduciary duties to the Company’s stockholders and had invoked unreasonable defensive measures in response to MSCAC’s Offer and Jones’s and MSCAC’s proposed consent solicitation by setting the March 25, 2004 record date.

On April 21, 2004, Cede & Co., the nominee of The Depository Trust Company, delivered a signed written consent to the Company in respect of 50 shares of Common Stock beneficially owned by MSCAC, and Jones filed its definitive consent statement with the Commission.

Reasons for the Recommendation of the Board

In reaching the conclusion that the Offer is inadequate from a financial point of view to the Company’s stockholders and that the Offer is not in the best interest of either the Company or its stockholders and in making the recommendation that stockholders reject the Offer and Jones’s consent solicitation, the Board of Directors consulted with management of the Company, its financial and legal advisors, and took into account numerous other factors, including, but not limited to, the following:

•	The presentation of, and the Board’s discussions with, its financial advisor at the meetings of the Board of Directors held on March 25 and March 28, 2004 concerning the Company, Jones and the financial aspects of the Offer, including the opinion of Lehman Brothers, dated March 28, 2004, to the Board of Directors, concluding that as of the date of such opinion and subject to the qualifications and limitations set forth in the written opinion (which is attached hereto as Annex II), the consideration to be offered to the stockholders of the Company in the Offer was inadequate, from a financial point of view, to the Company’s stockholders;

•	The Offer significantly undervalues the Company based on its business, financial condition and performance, its unique market position and business prospects and continued market leadership, the strength and diversity of the Company’s portfolio of brands, backlog of new business and significant future growth opportunities;

•	The Board’s and the senior leadership team’s belief that they can create stockholder value in excess of the Offer through the continued execution of its current strategy;

•	The Offer does not adequately compensate the Company’s stockholders for transferring control of the Company to Jones;

•	The fact that the market price per share of the Common Stock has been above the Offer price per share of the Common Stock since the public announcement of the February 25, 2004 proposal as well as since the public announcement of the Offer on March 23, 2004; the closing price of the Common Stock on March 26, 2004, the last trading day prior to the announcement of the Board of Directors’ decision to recommend that stockholders reject the Offer and not tender their shares pursuant to the Offer, was $22.52 per share, which is $2.52 or 12.60% higher than the $20.00 per share price in the Offer; the closing price of the Common Stock on April 22, 2004, the last trading day prior to the filing of this Consent Revocation Statement, was $22.44 per share, which is $2.44 or 12.2% higher than the $20.00 per share price in the Offer;

•	The fact that the Offer price per share represents a premium of only 8.7% over the $18.40 closing price of the Common Stock the day before Jones publicly announced its February 25, 2004 proposal;

•	The fact that on March 2, 2004, the Company reported record first-quarter net sales and earnings, and increased its guidance for fiscal 2004 earnings per share to a range of $1.18 to $1.22, from its previous guidance of a range of $1.02 to $1.06, and the Company also raised its guidance for fiscal 2004 net sales to a range of $250 million to $255 million, from its previous guidance of a range of $235 million to $240 million; and

•	Despite the fact that the Company increased its fiscal 2004 diluted earnings per share guidance by 15.4%, Jones’s current offer is at the same $20.00 per share price as its February 25, 2004 proposal, which the Board of Directors unanimously determined, after careful consideration, including consulting with independent financial and legal advisors, was not in the best interest of the Company’s stockholders.

All of the factors enumerated above are reasons that support the Board’s decision to recommend that the stockholders of the Company reject the Offer and not tender their shares to MSCAC pursuant to the Offer.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION SOLICITATION

Q: Who is making this solicitation?

A: Your Board of Directors.

Q: What are we asking you to do?

A: You are being asked to revoke any consent that you may have delivered in favor of the three proposals described in Jones’s consent solicitation statement and, by doing so, preserve your current Board of Directors, which will continue to act in your best interests.

Q: If I have already delivered a consent, is it too late for me to change my mind?

A: No. Until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with Delaware law and the Company’s organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a BLUE Consent Revocation Card, as discussed in the following question.

Q: What is the effect of delivering a consent revocation card?

A: By marking the “YES, REVOKE MY CONSENT” boxes on the enclosed BLUE Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to Jones. Even if you have not submitted a consent card, you may submit a consent revocation as described above. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process.

Q: If I deliver a consent revocation card, does that mean that the Company will not consummate a transaction with Jones?

A: No. If you deliver your BLUE Consent Revocation Card, you will only be deciding to preserve the current composition of the Company’s Board of Directors. In other words, by returning the BLUE Consent Revocation Card, you will ensure that the Company’s alternatives are evaluated fully and fairly by your existing directors instead of by directors who are handpicked by Jones.

Q: What should I do to revoke my consent?

A: Mark the “YES, REVOKE MY CONSENT” boxes next to each proposal listed on the BLUE Consent Revocation Card. Then, sign, date and return the enclosed BLUE Consent Revocation Card today to MacKenzie Partners, Inc. in the envelope provided. It is important that you date the BLUE Consent Revocation Card when you sign it.

Q: What is your Board’s position with respect to Jones’s Offer?

A: Your Board of Directors has unanimously determined that Jones’s Offer is not in the best interests of the Company’s stockholders and that stockholders should reject the Offer. Your Board’s reasons and recommendations are contained in the Company’s solicitation/recommendation statement on Schedule 14D-9 filed with the Commission on March 29, 2004 and delivered to the Company’s stockholders on or about March 29, 2004. You should read the Schedule 14D-9 (including any amendments or supplements thereto) because these documents contain important information relating to the Offer.

Q: What does your Board of Directors recommend?

A: Your Board of Directors strongly believes that the solicitation being undertaken by Jones is not in the best interests of the Company’s stockholders. Your Board of Directors unanimously opposes the solicitation by Jones and urges stockholders to reject the solicitation and revoke any consent previously submitted.

Q: Who is entitled to consent, withhold consent or revoke a previously given consent with respect to Jones’s proposals?

A: Only the stockholders of record of the Company Common Stock on the record date are entitled to consent, withhold consent or revoke a previously given consent with respect to Jones’s proposals. In accordance with Delaware law, the Board has set March 25, 2004 as the record date for the determination of stockholders who are entitled to execute, withhold or revoke previously given consents relating to Jones’s proposals. As discussed in the section entitled “Legal Proceedings”, Jones has commenced litigation challenging the Board’s right to set the March 25, 2004 record date. Until such time as the record date issue is resolved by the Court of Chancery, the Company will be soliciting consent revocations from stockholders of record as of March 25, 2004, as well as from stockholders of record as of April 21, 2004, which is the date Jones has asserted as the record date. Only holders of record as of the close of business on March 25, 2004 or April 21, 2004 (as may be determined by the Court of Chancery) may execute, withhold or revoke consents with respect to Jones’s consent solicitation.

Q: Who should I call if I have questions about the solicitation?

A: Please call MacKenzie Partners, Inc. toll free at 1-(800) 322-2885.

THE CONSENT PROCEDURE

Voting Securities and Record Date

In accordance with Delaware law and the Company’s organizational documents, the Board has set March 25, 2004 (the “Record Date”) as the record date for the determination of stockholders who are entitled to execute, withhold or revoke consents relating to Jones’s proposals. As of the Record Date, there were 14,840,056 shares of the Company’s Common Stock outstanding, each entitled to one consent per share.

As discussed in the section entitled “Legal Proceedings”, Jones has commenced litigation challenging the Board’s right to set the March 25, 2004 record date. Until such time as the record date issue is resolved by the Court of Chancery, the Company will be soliciting consent revocations from stockholders of record as of March 25, 2004, as well as from stockholders of record as of April 21, 2004 (the “Jones Record Date”), which is the date Jones has asserted as the record date. As of the Jones Record Date, there were 14,861,431 shares of the Company’s Common Stock outstanding.

Only stockholders of record as of the Record Date or as of the Jones Record Date (as may be determined by the Court of Chancery) are eligible to execute, withhold and revoke consents in connection with Jones’s proposals. Persons beneficially owning shares of the Company’s Common Stock (but not holders of record), such as persons whose ownership of the Company’s Common Stock is through a broker, bank or other financial institution, should contact such broker, bank or financial institution and instruct such person to execute the BLUE Consent Revocation Card on their behalf.

Effectiveness of Consents

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s certificate of incorporation does not prohibit stockholder action by written consent. Under Section 228 of the Delaware General Corporation Law, Jones’s proposals will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the Company’s Common Stock outstanding as of the Record Date are delivered to the Company within 60 days of the earliest-dated consent delivered to the Company.

Because Jones’s proposals could become effective before the expiration of the 60-day period, we urge you to act promptly to return the BLUE Consent Revocation Card.

Effect of BLUE Consent Revocation Card

A stockholder may revoke any previously signed consent by signing, dating and returning to the Company a BLUE Consent Revocation Card. A consent may also be revoked by delivery of a written revocation of your consent to Jones. Stockholders are urged, however, to deliver all consent revocations to MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 (Facsimile No. 212-929-0308). The Company requests that if a revocation is instead delivered to Jones, a copy of the revocation also be delivered to the Company, c/o MacKenzie Partners, Inc., at the address or facsimile number set forth above, so that the Company will be aware of all revocations.

Unless you specify otherwise, by signing and delivering the BLUE Consent Revocation Card, you will be deemed to have revoked consent to all of Jones’s proposals.

Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your Consent Revocation Card to the Company or to Jones or by delivering to Jones a subsequently dated gold consent card that Jones sent to you.

The Company has retained MacKenzie Partners, Inc. to assist in communicating with stockholders in connection with Jones’s consent solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your BLUE Consent Revocation Card or any other questions, MacKenzie Partners, Inc. will be pleased to assist you. You may call MacKenzie Partners, Inc. toll-free at 1-(800) 322-2885. You may also contact MacKenzie Partners, Inc. at 212-929-5500.

You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any gold consent cards. Instead, reject the solicitation efforts of Jones by promptly completing, signing, dating and mailing the enclosed BLUE Consent Revocation Card to MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016. Call Toll Free: 1-(800) 322-2885 (Facsimile No. 212-929-0308). Please be aware that if you sign a gold card but do not check any of the boxes on the card, you will be deemed to have consented to Jones’s proposals.

Results of Consent Revocation Statement

The Company will retain an independent inspector of elections in connection with Jones’s solicitation. The Company intends to notify stockholders of the results of the consent solicitation by issuing a press release, which it will also file with the Commission as an exhibit to a Current Report on Form 8-K.

SOLICITATION OF REVOCATIONS

Cost and Method

The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures relating to the Company’s current revocation solicitation (other than salaries and wages of officers and employees, but including costs of litigation related to the solicitation) will be approximately $1,500,000, of which approximately $785,000 has been incurred as of the date hereof. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit revocations by mail, in person or by telephone or other forms of telecommunication.

The Company has retained MacKenzie Partners, Inc. as proxy solicitors, at an estimated fee of $75,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of revocations. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company’s consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company’s Common Stock. MacKenzie Partners, Inc. has advised the Company that approximately 40 of its employees will be involved in the solicitation of revocations by MacKenzie Partners, Inc. on behalf of the Company. In addition, MacKenzie Partners, Inc. and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Participants in the Company’s Solicitation

Under applicable regulations of the Commission, each director and certain executive officers of the Company are deemed a “participant” in the Company’s solicitation of revocations of consent. Please refer to the section entitled “Security Ownership of Certain Beneficial Owners and Management” and to Annex I, “Certain Information Regarding Participants in this Consent Revocation Solicitation”, for information about our directors and officers who may be deemed a participant in the solicitation.

PROFESSIONAL ADVISORS

Lehman Brothers is acting as financial advisor for the Company in connection with, among other things, the Company’s analysis and consideration of, and response to, the Offer. In connection with their engagement, the Company has agreed to pay Lehman Brothers customary fees for its services. The Company has also agreed to reimburse Lehman Brothers for its reasonable out-of-pocket expenses, including fees and disbursements of its legal counsel, and to indemnify Lehman Brothers and certain related persons, against certain liabilities arising out of or in connection with their engagement.

Lehman Brothers and certain of its affiliates, in the past have provided investment banking and financial services to the Company and Jones, for which services they have received customary compensation. In the ordinary course of business, Lehman Brothers and its affiliates may actively trade or hold securities of the Company and Jones for its own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

The Company has retained Joele Frank, Wilkinson Brimmer Katcher and Integrated Corporate Relations as its public relations advisors in connection with the Offer. The Company has agreed to pay customary compensation for such services and to reimburse Joele Frank, Wilkinson Brimmer Katcher and Integrated Corporate Relations for their respective out-of-pocket expenses, and Joele Frank, Wilkinson Brimmer Katcher, Integrated Corporate Relations and certain related persons will be indemnified against certain liabilities relating to or arising out of the engagement.

APPRAISAL RIGHTS

Holders of shares of Common Stock do not have appraisal rights under Delaware law in connection with this solicitation of revocations.

LEGAL PROCEEDINGS

On March 23, 2004, Peshi & Associates, who purports to be a stockholder of the Company, filed a putative class action suit in the Delaware Court of Chancery against the Company and several of its officers and directors alleging that the defendants breached their fiduciary duties in connection with the Company’s response to Jones’s Offer. Plaintiff seeks injunctive and declaratory relief and an accounting. The Company believes that the claims and allegations asserted in the foregoing putative class action suit are without merit and intends to vigorously defend against the lawsuit.

On March 30, 2004, MSCAC filed a suit in the Court of Chancery of the State of Delaware against the Company seeking to compel the Company to make available to MSCAC current and updated books and records of the Company relating to the setting of the March 25, 2004 record date in connection with Jones’s and MSCAC’s consent solicitation. The Company believes that the claims and allegations asserted in this suit are without merit and intends to vigorously defend against the lawsuit.

On March 31, 2004, Jones and MSCAC filed a suit in the Court of Chancery of the State of Delaware against the Company and its directors alleging that the directors breached their fiduciary duties and the Company and the directors breached the Company’s Amended and Restated Certificate of Incorporation in connection with the setting of the March 25, 2004 record date in connection with Jones’s and MSCAC’s consent solicitation. Jones and MSCAC seek injunctive and declaratory relief. The Company and the Board of Directors believe that the claims and allegations asserted in this suit are without merit and intend to vigorously defend against the lawsuit.

On April 1, 2004, the Company filed a suit in the United States District Court for the District of Massachusetts against Jones and MSCAC, alleging that Jones and MSCAC have made materially false and misleading statements and omissions in violation of federal securities laws in connection with Jones’s consent solicitation and the Offer. The Company is seeking, among other things, an order requiring Jones and MSCAC to correct their material misstatements and omissions, enjoining them from disseminating their false and misleading consent solicitation statement, and further enjoining them from conducting their tender offer and consent solicitation. The Company’s complaint alleges, among other things, that Jones and MSCAC:

•	Misleadingly represented that a $20.00 per share offer provided an attractive premium to the Company’s stockholders when, on the day Jones and MSCAC filed the tender offer statement on Schedule TO with the Commission, the Company’s stock was trading at over $22.00 per share and has every day since Jones first publicly disclosed its $20.00 per share proposal on February 25, 2004;

•	Fail to disclose that their real motivation for making the Offer and consent solicitation was to obtain the Company’s lucrative license for the AK Anne Klein brand name, which the Company licenses from a Jones subsidiary;

•	Fail to disclose that certain of Jones’s nominees to replace the Company’s current Board of Directors have significant business relationships with Jones;

•	Fail to disclose that certain of Jones’s nominees to replace the Company’s current Board of Directors have histories as directors and/or managers of companies that have gone bankrupt or been delisted from a stock exchange; and

•	Disparage the Company’s Board of Directors by suggesting that the directors violated their fiduciary duties to the Company’s stockholders by rejecting Jones’s inadequate Offer.

On April 15, 2004, the Company amended its complaint (the “Amended Complaint”) against Jones and MSCAC in the United States District Court for the District of Massachusetts. The Amended Complaint alleges continuing, materially false and misleading statements and omissions in Jones’s and MSCAC’s filings with the Commission, including in the revised preliminary consent solicitation statement, filed with the Commission on April 9, 2004; Jones’s and MSCAC’s Schedule TO, as amended; and Jones’s and MSCAC’s various filings pursuant to Securities Exchange Act of 1934 (the “Exchange Act”) Rule 14a-12. Specifically, the Amended Complaint alleges that Jones and MSCAC have violated Sections 14(a) and (e) of the Exchange Act and Exchange Act Rule 14a-9 because (i) Jones and MSCAC have falsely represented that their nominees for director of the Company are “independent” of Jones and MSCAC and “highly qualified”; (ii) Jones and MSCAC have failed to disclose material facts about their acquisition of the licensor’s rights under the license for the AK Anne Klein brand name and attempts to acquire the Company so that Jones and MSCAC may obtain the Company’s rights as licensee; and (iii) Jones and MSCAC have disparaged the Company’s Board of Directors by publicly asserting the directors have breached their fiduciary duties to the Company’s stockholders and touting an action on that basis in the Delaware Court of Chancery while failing to disclose that they have represented to the Chancery Court that they are withdrawing all claims that the directors breached their fiduciary duty. The Amended Complaint seeks declaratory and injunctive relief against Jones and MSCAC, including an order prohibiting Jones and MSCAC from proceeding with their consent solicitation and tender offer.

On April 20, 2004, pursuant to a stipulation of dismissal, MSCAC dismissed without prejudice the action it filed against the Company on March 30, 2004, in the Court of Chancery of the State of Delaware. By that action, MSCAC had been seeking to compel the Company to make available to MSCAC current and updated books and records of the Company relating to the setting of the March 25, 2004 record date in connection with Jones and MSCAC’s proposed consent solicitation.

On April 20, 2004, pursuant to a stipulation of dismissal, Jones and MSCAC dismissed without prejudice three of the four claims for relief in the action it filed against the Company and its directors on March 31, 2004, in the Court of Chancery of the State of Delaware. Specifically, Jones and MSCAC withdrew their claims for the following relief: (i) a declaration that Jones and MSCAC had not commenced a consent solicitation and that the March 25, 2004 record date set by the Company’s directors was invalid, void, and inapplicable to any possible future consent solicitation by Jones and/or MSCAC; (ii) a declaration that the Company’s directors had breached their fiduciary duties to the Company and its stockholders and had improperly manipulated and interfered with the stockholder franchise by setting the March 25, 2004 record date; and (iii) a declaration that the Company’s directors had breached their fiduciary duties to the Company’s stockholders and had invoked unreasonable defensive measures in response to MSCAC’s Offer and Jones’s and MSCAC’s proposed consent solicitation by setting the March 25, 2004 record date.

No assurance can be provided as to the time that may be required for a final decision with respect to any of the foregoing suits, or as to the outcome of any of the foregoing suits.

CORPORATE GOVERNANCE

The Company’s Board of Directors and management have long recognized and implemented standards to promote good corporate governance. In light of the many concerns in today’s marketplace, the Board expanded and formalized its corporate governance practices by taking a number of steps over the past year, including:

•	Approving the formation of a Corporate Governance and Nominating Committee comprised solely of independent directors and adopting a written charter for the Corporate Governance and Nominating Committee, which was filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on March 17, 2004. The purpose, duties and responsibilities of the Corporate Governance and Nominating Committee are to identify individuals qualified to become Board members (consistent with criteria approved by the Board); recommend to the Board director candidates for election at the annual meeting of stockholders; develop and recommend to the Board a set of corporate governance principles; and perform a leadership role in shaping the Company’s corporate governance. The Current Report on Form 8-K that includes a copy of the Corporate Governance and Nominating Committee’s charter can be found at www.maxwellshoe.com by clicking on “Site Map”, “Corporate” and “SEC EDGAR Archives: Maxwell Shoe Co. Inc.”

•	Posting a link on the Company’s website to the charter of the Audit Committee, as well as other committees’ charters. You can find the Company’s Audit Committee charter, which was filed as Appendix A to the Company’s 2004 definitive proxy statement on Schedule 14A, filed with the Commission on February 27, 2004, by going to www.maxwellshoe.com and clicking on “Site Map”, “Corporate” and “SEC EDGAR Archives: Maxwell Shoe Co. Inc.”

•	Reviewing the composition of the Board of Directors’ committees. The Audit Committee, the Corporate Governance and Nominating Committee and the Compensation and Stock Option Committee are comprised exclusively of independent directors.

•	Developing and formalizing corporate governance guidelines to reflect the Company’s commitment to best practices. The Company’s Code of Ethics was formulated by the Board of Directors, with assistance from outside advisors, and approved by the entire Board. The Company’s Code of Ethics, which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003, may be viewed by going to the Company’s website at www.maxwellshoe.com and clicking on “Site Map”, “Corporate” and “SEC EDGAR Archives: Maxwell Shoe Co. Inc.”

CURRENT DIRECTORS OF MAXWELL SHOE COMPANY INC.

The names of the current members of the Board of Directors and certain information about them are set forth below:

Name	Age	Position	Executive Officer or Director Since
Mark J. Cocozza	55	Chairman of the Board of Directors and Chief Executive Officer	1987
James J. Tinagero	51	Chief Operating Officer, Executive Vice President, Secretary and Director	1996
Stephen A. Fine(1)	55	Director	1994
Malcolm L. Sherman(1)	72	Director	1994
Anthony J. Tiberii(1)	63	Director	2000

(1)	Member of the Audit Committee, the Compensation and Stock Option Committee and the Corporate Governance and Nominating Committee.

Each director holds office until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

Mr. Mark J. Cocozza was appointed Chairman of the Board and Chief Executive Officer in April 1998. Prior to that he served as President and Chief Operating Officer from October 1993 to April 1998, and served as President of the Mootsies Tootsies division since joining the Company in 1987. Prior to joining the Company, Mr. Cocozza served as President of the Sperry Top-Sider division of the Stride Rite Corporation. Mr. Cocozza has more than thirty years experience in the footwear industry. The business address of Mr. Cocozza is 101 Sprague Street, P.O. Box 37, Readville (Boston), Massachusetts 02137-0037.

Mr. James J. Tinagero joined the Company as Executive Vice President in April 1996 and was appointed a Director and Secretary in 1998, and appointed Chief Operating Officer in 2000. Mr. Tinagero served as President and Director of International Sales & Marketing Corporation, a New York based consulting firm for consumer products companies from 1993 to 1996, as Executive Vice President of Bonaventure Textiles, U.S.A., a women’s apparel company from 1992 to 1993, as President of Albert Nipon, a women’s designer dress company from 1991 to 1992, and as President of Anne Klein and Company, a designer sportswear company from 1987 to 1991. From 1980 to 1987, he held various executive positions with Stride Rite Corporation. The business address of Mr. Tinagero is 101 Sprague Street, P.O. Box 37, Readville (Boston), Massachusetts 02137-0037.

Mr. Stephen A. Fine has served as a member of the Board of Directors of the Company since May 1994. Since 1985, Mr. Fine has been a Director and President of the Biltrite Corporation, a manufacturer of a variety of rubber and plastic products, and from 1982 to 1985, Mr. Fine served as Executive Vice President of Biltrite. From 1970 to 1982, Mr. Fine held various executive positions with American Biltrite Inc. Mr. Fine also serves as a member of the Board of Directors of K-Swiss Inc., a manufacturer of athletic footwear. The business address of Mr. Fine is c/o the Biltrite Corporation, 51 Sawyer Road, P.O. Box 9045, Waltham, MA 02454-9045.

Mr. Malcolm L. Sherman served as a member of the Board of Directors of the Company from May 1994 until November 1999 (when he resigned in order to avoid a potential conflict of interest) and was re-elected to the Board of Directors in late January 2000 (when the potential conflict no longer existed). From 1994 until 1999, Mr. Sherman was on the Board of Directors and served as Chairman of the Board and Chief Executive Officer at Ekco Group Inc. Mr. Sherman has been a member of the Board of Directors of One Price, Inc., a company engaged in the apparel business since 1993 and Active International, a media barter company since 1999. He has been Chairman of Gordon Brothers Group LLP, a merchant services business since 1993. He also served as President and Chief Executive Officer of Morse Shoe, Inc., a footwear retailer from 1992 to 1993, as a member of the Board of Directors of United States Trust Co. from 1980 to 1993, and as a member of the Board of Directors of CompuChem Labs Inc., a company specializing in drugs of abuse and environmental testing from 1982 to 1993. Mr. Sherman was the CEO of SmartBargins.com from November 2000 to December 2001. The business address of Mr. Sherman is c/o the Gordon Brothers Group LLP, One Apple Hill, Suite 316, Natick, Massachusetts 01760.

Mr. Anthony J. Tiberii has served as a member of the Board of Directors of the Company since April 2000. After retiring from the Rockport Company in January of 2000, Mr. Tiberii has served as a consultant to: Reebok International Ltd. and its wholly owned subsidiary, The Rockport Company; Commonwealth Zoological Corporation, D/B/A Zoo New England; and various small businesses in the Boston area. From 1982 through 1999, Mr. Tiberii served in several executive officer roles for The Rockport Company, including President and Chief Executive Officer (October 1998-May 1999), Executive Vice President of Operations and Chief Financial Officer (1995-1998) and Senior Vice President and Chief Financial Officer (1982-1995). Mr. Tiberii has more than twenty years experience in the footwear industry. Mr. Tiberii also serves as a member of the Board of Directors of HR Stores, Inc., a Maryland Corporation operating independent Rockport retail stores. The business address of Mr. Tiberii is 101 Sprague Street, P.O. Box 37, Readville (Boston), Massachusetts 02137-0037.

Certain Relationships and Related Transactions

Except as otherwise disclosed in this Consent Revocation Statement and Annex I, “Certain Information Regarding Participants in this Consent Revocation Solicitation” hereto, the Company is not aware of any transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

As of April 21, 2004, the directors and executive officers of the Company held options to purchase 1,458,777 shares of Common Stock, 956,502 of which were vested and exercisable as of that date, with exercise prices ranging from $3.83 to $22.58 and an aggregate weighted average exercise price of $9.41 per share. Immediately prior to a change of control of the Company such as would occur if the Offer is consummated, 502,275 unvested options to purchase Common Stock held by directors and executive officers will fully vest and will terminate upon the consummation of a change of control. If a merger is consummated following the Offer, the directors and executive officers would receive cash consideration equal to the product of the number of vested options they own and the difference between $20.00 and the exercise price of the options.

Meetings and Committees of the Board of Directors

The Board of Directors held eight meetings in fiscal 2003 and all directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors of which they were members. All members of the Board of Directors are expected to attend each annual meeting and all directors were present at the 2003 Annual Meeting of Stockholders. The Board of Directors has determined that each of Messrs. Fine, Sherman and Tiberii are independent within the meaning of the National Association of Securities Dealers’ (the “NASD”) listing standards.

Audit Committee. The Audit Committee is comprised of Messrs. Fine, Sherman and Tiberii (Chairman), each of whom is independent within the meaning of the NASD listing standards. The Board of Directors has determined that Mr. Tiberii is a financial expert within the meaning of Regulation S-K, Item 401(h). The Audit Committee held five meetings during fiscal 2003. The Audit Committee is governed by a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to the Company’s Proxy Statement on Schedule 14A, as filed with the Commission on February 27, 2004. The responsibilities of the Audit Committee include (i) recommending to the Board of Directors the selection of the independent auditors; (ii) overseeing the accounting and financial reporting processes of the Company and the audits and (iii) reviewing the Company’s internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the Company’s accounting and internal control practices and policies, and the relationship between the Company and its independent auditors, including the availability of Company records, information and personnel. See “Report of the Audit Committee.”

Corporate Governance and Nominating Committee. On March 16, 2004, the Board approved the formation of a Corporate Governance and Nominating Committee to be comprised of Messrs. Fine (Chairman), Sherman and Tiberii, each of whom is independent within the meaning of the NASD listing standards. The Corporate Governance and Nominating Committee is governed by a written charter adopted by the Board of Directors, and filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on March 17, 2004. The purpose, duties and responsibilities of the Corporate Governance and Nominating Committee are to identify individuals qualified to become Board members (consistent with criteria approved by the Board); recommend to the Board director candidates for election at the annual meeting of stockholders; develop and recommend to the Board a set of corporate governance principles; and perform a leadership role in shaping the Company’s corporate governance. The Corporate Governance and Nominating Committee’s charter can be viewed on the SEC’s website at www.sec.gov or by going to www.maxwellshoe.com and clicking on “Site Map”, “Corporate” and “SEC EDGAR Archives: Maxwell Shoe Co. Inc.” The Corporate Governance and Nominating Committee and the Board of Directors carefully consider all director candidates recommended by its stockholders and the neither the Corporate Governance and Nominating Committee nor the Board of Directors will evaluate differently any director candidate recommendations received from the Company’s stockholders.

Compensation and Stock Option Committee. The Compensation and Stock Option Committee (the “Committee”) is comprised of Messrs. Fine, Sherman and Tiberii, each of whom is independent within the meaning of the NASD listing standards. The Committee met once during fiscal 2003. The Committee focuses on executive compensation, the administration of the Company’s stock option and stock purchase plans and making decisions on the granting of discretionary bonuses.

Communications to the Board of Directors

All stockholder communications should be directed to the Chairman of the Board of Directors, Mr. Cocozza, who will promptly convey such communications to the other members of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments thereto, furnished to the Company with respect to its most recent fiscal year, the Company is not aware of any director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company or any other person subject to Section 16 of the Exchange Act who failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the Company’s most recent fiscal year. The Company is relying, in one case, on Rule 16a-3(h) in determining there were no late filings during the last fiscal year.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 21, 2004, information relating to the beneficial ownership of the Company’s Common Stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, by each director, by each of the executive officers named below, and by all directors and executive officers as a group.

	Beneficial Ownership As of April 21, 2004 *****Class A*****
Name	Number of Shares(1)(*)		% of Class
Mark J. Cocozza	615,427	(2)	3.89%
James J. Tinagero	144,400	(3)	0.95%
Richard J. Bakos	10,900	(4)	0.07%
John F. Kelly	11,150	(5)	0.07%
Roger W. Monks	2,125	(6)	0.01%
Stephen A. Fine	60,000	(7)	0.40%
Malcolm L. Sherman	75,000	(8)	0.50%
Anthony J. Tiberii	37,500	(9)	0.25%
Royce and Associates, LLC	1,840,650	(10)	12.41%
Wells Fargo & Company	1,349,131	(11)	9.09%
American Express Financial Corp	986,941	(12)	6.65%
All officers and directors as a group (eight persons)	956,502		5.86%

(1)	Each executive officer and director has sole voting and investment power with respect to the shares listed. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (or the percentage of common stock voting power, as the case may be) (where the percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The address of each of the executive officers is 101 Sprague Street, P.O. Box 37, Readville (Boston), Massachusetts 02137-0037.
(2)	Gives effect to the issuance of 615,427 shares of Common Stock upon exercise of currently exercisable stock options held by Mr. Cocozza.
(3)	Gives effect to the issuance of 144,400 shares of Common Stock upon exercise of currently exercisable stock options held by Mr. Tinagero.
(4)	Gives effect to the issuance of 10,900 shares of Common Stock upon exercise of currently exercisable stock options held by Mr. Bakos.
(5)	Gives effect to the issuance of 11,150 shares of Common Stock upon exercise of currently exercisable stock options held by Mr. Kelly.
(6)	Gives effect to the issuance of 2,125 shares of Common Stock upon exercise of currently exercisable stock options held by Mr. Monks.
(7)	Gives effect to the issuance of 60,000 shares of Common Stock upon exercise of currently exercisable stock options held by Mr. Fine.
(8)	Gives effect to the issuance of 75,000 shares of Common Stock upon exercise of currently exercisable stock options held by Mr. Sherman.
(9)	Gives effect to the issuance of 37,500 shares of Common Stock upon exercise of currently exercisable stock options held by Mr. Tiberii.
(10)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 24, 2004. The address for Royce and Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.
(11)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 24, 2004. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.

(12)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 24, 2004. The address for American Express Financial Corp. is 200 AXP Financial Center, Minneapolis, MN 55474.
(*)	On April 18, 2002 the Board of Directors approved a 3 for 2 stock split of the Company’s Common Stock. Additional stock certificates were mailed on May 17, 2002 to stockholders of record at the close of business on May 3, 2002. Cash was paid in lieu of fractional shares. The presentation of share data in this Consent Revocation Statement has been adjusted retroactively for all periods presented.

Please refer to Annex I, “Certain Information Regarding Participants in this Consent Revocation Solicitation”, for additional information regarding our directors’ and officers’ ownership of the Company’s Common Stock.

ADDITIONAL INFORMATION REGARDING THE COMPANY’S MANAGEMENT

The following table sets forth certain information about the executive officers of the Company as of February 24, 2004.

Name	Age	Position	Executive Officer Since
Mark J. Cocozza	55	Chairman of the Board of Directors and Chief Executive Officer	1987
James J. Tinagero	51	Chief Operating Officer, Executive Vice President, Secretary and Director	1996
Richard J. Bakos	57	Vice President, Finance and Chief Financial Officer	1993
John F. Kelly	51	Vice President of Operations	1998
Roger W. Monks	60	Vice President, Corporate Services	2000

Mr. Mark J. Cocozza was appointed Chairman of the Board and Chief Executive Officer in April 1998. Prior to that he served as President and Chief Operating Officer from October 1993 to April 1998, and served as President of the Mootsies Tootsies division since joining the Company in 1987. Prior to joining the Company, Mr. Cocozza served as President of the Sperry Top-Sider division of the Stride Rite Corporation. Mr. Cocozza has more than thirty years experience in the footwear industry.

Mr. James J. Tinagero joined the Company as Executive Vice President in April 1996 and was appointed a Director and Secretary in 1998, and appointed Chief Operating Officer in 2000. Mr. Tinagero served as President and Director of International Sales & Marketing Corporation, a New York based consulting firm for consumer products companies from 1993 to 1996, as Executive Vice President of Bonaventure Textiles, U.S.A., a women’s apparel company from 1992 to 1993, as President of Albert Nipon, a women’s designer dress company from 1991 to 1992, and as President of Anne Klein and Company, a designer sportswear company from 1987 to 1991. From 1980 to 1987, he held various executive positions with Stride Rite Corporation.

Mr. Richard J. Bakos joined the Company in 1987 as Controller and since October 1993 has served as Vice President of Finance and Chief Financial Officer. Before joining the Company, Mr. Bakos was Group Vice President of Finance and Administration for the Bodwell Fashion Group of the Wingspread Corporation. He has more than twenty-five years experience in the apparel and footwear industry.

Mr. John F. Kelly joined the Company in 1993 as Controller and since April 1998 has served as Vice President of Operations. Prior to joining the Company, Mr. Kelly served as Director of merchandising and Controller for the wholesale division of the Stride Rite Corporation.

Mr. Roger W. Monks joined the Company in 2000 as Vice President of Corporate Services. Prior to joining the Company, Mr. Monks served as Senior Vice President, General Manager of Stride Rite Sourcing International, Inc. from 1996 to 1998, as Senior Vice President, Operations for the Keds Corporation from 1993 to 1996, and as Senior Vice President, Operations and Manufacturing for the Stride Rite Childrens Group, Inc. from 1987 to 1993. Mr. Monks has more than thirty years experience in the footwear industry.

EXECUTIVE AND DIRECTOR COMPENSATION

The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years ended October 31, 2003, 2002, and 2001 by the persons who served as Chief Executive Officer at any time during the last fiscal year and the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of the last completed fiscal year end and whose total annual salary and bonus exceeded $100,000 in fiscal 2003 (“Named Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compensation	Restricted Stock Award(s)($)	Securities Underlying Options/ SAR’s(#)(2)
Mark J. Cocozza	2003	$672,500	$393,000			100,000
Chairman of the Board and CEO	2002	$650,000	$404,000	—	—	—
	2001	$578,813	$433,000	—	—	—

James J. Tinagero	2003	$398,475	$223,000	—	—	35,000
Chief Operating Officer, Executive Vice	2002	$385,000	$239,000	—	—	52,500
President, and Secretary	2001	$358,313	$266,000	—	—	—

Richard J. Bakos	2003	$133,799	$30,000	—	—	5,000
Vice President, Finance and CFO	2002	$130,536	$30,000	—	—	7,500
	2001	$130,018	$20,000	—	—	—

John F. Kelly	2003	$137,083	$32,000	—	—	5,000
Vice President—Operations	2002	$131,250	$30,000	—	—	7,500
	2001	$123,458	$30,000	—	—	—

Roger W. Monks	2003	$146,250	$33,500	—	—	5,000
Vice President, Corporate Services	2002	$140,400	$30,000	—	—	3,750
	2001	$131,996	$25,000	—	—	—

(1)	The 2003, 2002 and 2001 bonus amounts reflect senior management MIP bonuses earned under the Company’s Senior Management Incentive Plan for fiscal 2003, fiscal 2002 and fiscal 2001 and paid in fiscal 2004, 2003 and 2002, respectively.
(2)	Indicates number of shares of Common Stock underlying options.

Set forth below is information concerning the award of stock options under the Stock Plans (as defined below) and otherwise to the Named Officers in the fiscal year ended October 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR(5)

	Individual Grants
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price($)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(4)
					5%($)	10%($)
Mark J. Cocozza	100,000	47.1%	$11.25	12/18/12	$707,506	$1,792,960
James J. Tinagero	35,000	16.5%	$11.25	12/18/12	371,441	941,304
Richard J. Bakos	5,000	2.4%	$11.25	12/18/12	35,375	89,648
John F. Kelly	5,000	2.4%	$11.25	12/18/12	35,375	89,648
Roger W. Monks	5,000	2.4%	$11.25	12/18/12	35,375	89,648

(1)	The term of the stock options is ten years. 17% of such options vest on each of the first and second anniversaries of the date of grant and 33% of the options vest on the third and fourth anniversaries of the date of grant.
(2)	A total of 212,500 options were granted to employees during fiscal 2003.
(3)	The exercise price of each option is equal to the fair market value of the underlying shares on the date of grant, December 18, 2002.
(4)	These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, as well as the option holders’ continued employment through vesting periods. Therefore, the amounts reflected in this table will not necessarily be achieved.
(5)	In addition to the amounts shown, the following options were granted on January 30, 2004, at an exercise price of $17.50 per share of Common Stock: Mr. Cocozza received options to purchase 100,000 shares; Mr. Tinagero received options to purchase 35,000 shares; Mr. Bakos received options to purchase 7,500 shares; Mr. Kelly received options to purchase 7,500 shares; and Mr. Monks received options to purchase 5,000 shares. On February 4, 2004, at an exercise price of $16.80 per share of Common Stock, Mr. Monks received options to purchase 2,500 shares.

Shown below is information with respect to the exercise of options to purchase Common Stock by Named Officers and unexercised options to purchase Common Stock held by the Named Officers as of October 31, 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY-End(#)	Value of Unexercised In-the-Money Options/ SARs at FY End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Mark J. Cocozza	215,166	1,489,503	578,426/268,501	4,973,968/1,898,171
James J. Tinagero	9,000	48,265	118,685/114,165	894,394/780,093
Richard J. Bakos	2,200	15,583	8,775/11,225	95,745/64,005
John F. Kelly	0	0	9,025/11,225	98,662/64,005
Roger W. Monks	0	0	638/8,113	4,123/43,878

(1)	Represents the difference between the closing price of the Company’s Common Stock on the NASDAQ National Market on October 31, 2003 ($16.00) and the exercise price of the options.

Directors’ Compensation

Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are each paid $20,000 per annum and an additional $1,000 per meeting for attending regular and special meetings and $500 per meeting for attending committee meetings of the Board of Directors and are reimbursed for expenses incurred in attending regular, special and committee meetings. Each nonemployee director also receives an annual grant of options to purchase 7,500 shares of Common Stock.

Employment Agreements

Mr. Cocozza, the Company’s Chief Executive Officer and Chairman of the Board of Directors, entered into an employment agreement with the Company on August 30, 2000, as amended on September 11, 2003 (the “Cocozza Agreement”). The Cocozza Agreement expires on August 30, 2008, subject to automatic renewal each year thereafter unless either the Company or Mr. Cocozza gives the other party six months notice of its or his intention not to renew the agreement. Mr. Cocozza was compensated for the period from November 1, 2002 through the end of fiscal 2003 at an annualized base rate of $672,500. Mr. Cocozza’s bonus for fiscal 2003 was determined pursuant to the Company’s Senior Management Incentive Plan established by the Company’s Committee. The Cocozza Agreement also provides for customary perquisites.

On March 25, 2004, the Board of Directors of the Company approved Amendment No. 2 to the Cocozza Agreement, effective March 26, 2004 (the “Cocozza Amendment”). The Cocozza Agreement, as amended by the Cocozza Amendment, provides that, among other things, Mr. Cocozza may terminate his employment, and such termination would be deemed a termination by the Company other than for Cause (as defined in the Cocozza Agreement), if upon or following a Change of Control (as defined in the Cocozza Agreement), Mr. Cocozza is not the Chief Executive Officer and President of an issuer whose common shares are either listed on the New York Stock Exchange or quoted on the NASDAQ National Market. The Company will provide Mr. Cocozza and his spouse certain health benefits following his termination of employment with the Company until the age of 65 as well as long-term care insurance. In addition, if the Company terminates the Cocozza Agreement or terminates Mr. Cocozza without Cause during the period beginning on the date of the occurrence of certain events that could potentially lead to a Change of Control and ending on the date that is two years after a Change of Control directly or indirectly resulting from such events, Mr. Cocozza or his beneficiary, as the case may be, shall be entitled to receive additional compensation, including a lump-sum payment equal to three times Mr. Cocozza’s Average Annual Compensation (as defined in the Cocozza Agreement, as amended by the Cocozza Amendment) and a continuation of benefits for three years after the termination date, as further described in the Cocozza Agreement, as amended by the Cocozza Amendment. The Cocozza Amendment also clarifies Mr. Cocozza’s severance compensation upon termination by the Company other than for Cause or upon termination by the Company in connection with a Change of Control to provide that the severance compensation shall not take into account any income, value or other amount associated with the Company’s stock option plans or any grants or exercises thereunder, any exercises of warrants to purchase Company stock or any sales of securities acquired upon exercise or conversion of stock options or warrants. The lump-sum payment may be increased by certain amounts that are taken into account in determining whether Mr. Cocozza would be subject to the excise tax provision pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. The Cocozza Amendment also reduces the non-competition period for Mr. Cocozza to 12 months and provides that the non-competition period will commence with the earlier of the date of termination of Mr. Cocozza’s employment (other than due to expiration of the Cocozza Agreement), or, if a Change of Control has occurred, the earlier of the date that the Company enters into an agreement, the consummation of which would constitute a Change of Control, or the date that the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control.

Mr. Tinagero, the Company’s Chief Operating Officer, Executive Vice-President and Secretary, entered into an employment agreement with the Company commencing on August 31, 2003 (the “Tinagero Agreement”) on terms substantially similar to the terms of his prior agreement. The Tinagero Agreement expires on August 30, 2006, subject to automatic renewal each year thereafter unless either the Company or Mr. Tinagero gives the other party six months notice of its or his intention not to renew the agreement. Mr. Tinagero was compensated for the period from November 1, 2002 through the end of fiscal 2003 at an annualized base rate of $398,475. Mr. Tinagero’s bonus for fiscal 2003 was determined pursuant to the Company’s Senior Management Incentive Plan established by the Company’s Committee. The Tinagero Agreement also provides for customary perquisites.

On March 25, 2004, the Board of Directors of the Company approved Amendment No. 1 to the Tinagero Agreement, effective March 26, 2004 (the “Tinagero Amendment”). The Tinagero Agreement, as amended by the Tinagero Amendment, provides that, among other things, Mr. Tinagero may terminate his employment, and such termination would be deemed a termination by the Company other than for Cause (as defined in the Tinagero Agreement), if upon or following a Change of Control (as defined in the Tinagero Agreement), Mr. Tinagero is not the Chief Operating Officer and Executive Vice-President of an issuer whose common shares are either listed on the New York Stock Exchange or quoted on the NASDAQ National Market. In addition, if the Company terminates the Tinagero Agreement or terminates Mr. Tinagero without Cause during the period beginning on the date of the occurrence of certain events that could potentially lead to a Change of Control and ending on the date that is two years after a Change of Control directly or indirectly resulting from such events, Mr. Tinagero or his beneficiary, as the case may be, shall be entitled to receive additional compensation, including a lump-sum payment equal to three times Mr. Tinagero’s Average Annual Compensation (as defined in the Tinagero Agreement, as amended by the Tinagero Amendment) and a continuation of benefits for three years after the termination date, as further described in the Tinagero Agreement, as amended by the Tinagero Amendment. The Tinagero Amendment also clarifies Mr. Tinagero’s severance compensation upon termination by the Company other than for Cause or upon termination by the Company in connection with a Change of Control to provide that the severance compensation shall not take into account any income, value or other amount associated with the Company’s stock option plans or any grants or exercises thereunder, any exercises of warrants to purchase Company stock or any sales of securities acquired upon exercise or conversion of stock options or warrants. The lump-sum payment may be increased by certain amounts that are taken into account in determining whether Mr. Tinagero would be subject to the excise tax provision pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. The Tinagero Amendment also provides that the non-competition period will commence with the earlier of the date of termination of Mr. Tinagero’s employment (other than due to expiration of the Tinagero Agreement), or, if a Change of Control has occurred, the earlier of the date that the

Company enters into an agreement, the consummation of which would constitute a Change of Control, or the date that the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control.

The Company entered into a Change of Control Severance Agreement with Mr. Richard J. Bakos, Vice President, Finance and Chief Financial Officer of the Company, on April 8, 1999, which was subsequently extended through April 8, 2005 (the “Bakos Agreement”). In the event there is a Change of Control (as defined in the Bakos Agreement) at any time prior to April 8, 2005, Mr. Bakos shall be entitled to receive certain Severance Benefits (as defined in the Bakos Agreement), including, a lump-sum payment equal to two times his average annual total compensation (including any bonus and benefits accrued during the relevant period) earned during the five-year period immediately preceding the effective date of the Change of Control, but only if: (i) his employment by the Company or its successor is terminated by the Company or its successor without Cause (as defined in the Bakos Agreement) during the two years after the occurrence of a Change of Control; or (ii) Mr. Bakos terminates his employment for Good Reason (as defined in the Bakos Agreement) during the two years following the Change of Control. The Severance Benefits may be increased by certain amounts that are taken into account in determining whether Mr. Bakos would be subject to the excise tax provision pursuant to Section 4999 of the Internal Revenue Code.

Management Retention Plan

The Management Retention Plan of the Company (the “Retention Plan”), was adopted by the Board of Directors on March 25, 2004. The Retention Plan covers approximately 32 key management employees and officers of the Company, including John F. Kelly, the Company’s Vice President of Operations, and Roger W. Monks, the Company’s Vice President, Corporate Services, who are both executive officers of the Company. Messrs. Cocozza, Tinagero and Bakos are ineligible to participate in the Retention Plan.

The Retention Plan was adopted in order to reinforce and encourage continued attention and dedication of key employees to their assigned duties without the distraction arising from the possibility of a change of control. The Retention Plan provides participants with certain severance benefits upon Involuntary Termination (as defined in the Retention Plan) of employment within the two-year period following a Change of Control (as defined in the Retention Plan). Such severance benefits include a severance payment ranging from 50% to 200% of the participant’s annual salary plus annual bonus and limited benefits continuance for a term ranging from six months to two years. Each of Messrs. Kelly and Monks would be entitled to a severance payment of 200% of his annual salary plus annual bonus and continued benefits for two years. The participants in the Retention Plan are entitled to the greater of the after-tax amount of severance or severance-type benefits to which he or she may be entitled pursuant to the Retention Plan or any other Company-sponsored plan, practice or arrangement. The Retention Plan expires on December 31, 2005, unless earlier terminated by the Board of Directors or unless a Change of Control has previously occurred, in which case, the Retention Plan will terminate on the date that all obligations of the Company under the Retention Plan have been satisfied. The Board of Directors may also extend the term of the Retention Plan.

Profit Sharing Plan

The Company established a 401(k) Profit Sharing Plan effective January 1, 1991 (the “Plan”). After the attainment of age 21 and the completion of six months of service, an employee becomes a participant in the Plan at the beginning of the next calendar quarter. Contributions made to the Plan by the Company are in the form of 401(k) contributions elected by the participants, and a discretionary profit sharing contribution in an amount determined each year by the Company. The Plan document governing the Plan is in the form of a NABEP Prototype Defined Contribution Retirement Plan and Non-Standardized Profit Sharing CODA Adoption Agreement.

1994 Stock Incentive Plan, as amended

The 1994 Stock Incentive Plan, as amended (the “1994 Stock Plan”) was approved by the Board of Directors and the stockholders of the Company on January 30, 1994. Every employee of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1994 Stock Plan. As of February 24, 2004, the Company had approximately 150 such eligible employees. The 1994 Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Common Stock, or any other security or benefit with a value derived from the value of the Common Stock. The 1994 Stock Plan also provides for the automatic grant of options to nonemployee directors of the Company. See “Nonemployee Director Options.”

The maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under the 1994 Stock Plan is 2,475,000. The maximum number of shares of Common Stock that may be issued pursuant to all awards (including Incentive Options) and Nonemployee Director Options granted under the 1994 Stock Plan is 2,475,000. As of February 24, 2004, there were 2,660,615 options granted (255,000 for nonemployee directors), 920,292 options exercised, 185,615 options canceled, 1,554,706 options outstanding, and 0 options available for future grant under the 1994 Stock Plan. Outstanding options are exercisable at prices varying from $0.67 to $17.50 per share.

Under the terms of the form of Employee Non-Qualified Stock Option Agreement approved by the Committee pursuant to the 1994 Stock Plan, if an employee is terminated without Cause (as defined therein) within one year after a Change of Control (as defined therein), then the portion of the option that has not vested on or prior to the date on which the employee is terminated shall fully vest as of such date and the option shall terminate upon the earlier of the expiration date (as defined therein) or the ninetieth day following the date on which the employee is terminated. Notwithstanding the foregoing, the option shall become fully exercisable immediately prior to, and shall terminate upon, the consummation of any of the following: (i) a liquidation or dissolution of the Company; (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company’s domicile solely within the United States) the consummation of which results in the outstanding securities then subject to the option being exchanged for or converted into cash, property and/or different kinds of securities, unless such event shall have been affirmatively recommended to the stockholders of the Company by the Board of Directors and the terms of such event shall provide that the option shall continue in effect thereafter on terms substantially similar to those under the 1994 Stock Plan; or (iii) a sale of all or substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

2003 Stock Incentive Plan

The 2003 Stock Incentive Plan (the “2003 Stock Plan”, and together with the 1994 Plan, the “Stock Plans”) was approved by the Board of Directors and the stockholders of the Company on April 10, 2003. Every employee of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 2003 Stock Plan. As of February 24, 2004, the Company had approximately 150 such eligible employees. The 2003 Stock Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Common Stock, or any other security or benefit with a value derived from the value of the Common Stock. The 2003 Stock Plan also provides for the automatic grant of options to nonemployee directors of the Company. See “Nonemployee Director Options.”

Under the terms of the form of Employee Nonqualified Stock Option Agreement approved by the Committee pursuant to the 2003 Stock Plan, in the event an employee is terminated without Cause (as defined therein) within one year after a Corporate Transaction (as defined therein), then the portion of the option, if any, that has not vested on or prior to the date on which the employee is terminated shall fully vest as of such date and the option shall terminate upon the earlier of the Expiration Date (as defined therein) or the ninetieth day following the date on which the employee is terminated. Notwithstanding the foregoing, the option shall become fully exercisable immediately prior to, and shall terminate upon, the consummation of a Corporate Transaction.

The maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under the 2003 Stock Plan is 750,000. The maximum number of shares of Common Stock that may be issued pursuant to all awards (including Incentive Options) and Nonemployee Director Options granted under the 2003 Stock Plan is 750,000. As of February 24, 2004, there were 203,945 options granted, 0 options exercised, 0 options canceled, 203,945 options outstanding, and 546,055 options available for future grant under the 2003 Stock Plan. Outstanding options are exercisable at prices varying from $16.80 to $17.50 per share.

The purposes of the Stock Plans are to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants by providing for or increasing their proprietary interest in the Company, and to attract, retain and motivate the nonemployee directors of the Company and further align their interest with those of the Company’s stockholders by providing for or increasing the proprietary interest of such directors in the Company.

The Stock Plans are administered by the Committee. The members of the Committee are appointed by the Board of Directors and serve on the Committee until replaced. The Committee determines, within the limitations of the Stock Plans, which eligible employees of the Company shall be recommended for awards under the Stock Plans, the terms and conditions of such grant or sale and the number of shares to be optioned or sold. In addition, the Committee has the sole authority to (i) adopt, amend and rescind rules and regulations for the administration of the Stock Plans, (ii) construe and interpret the Stock Plans, the rules and regulations regarding the Stock Plans, and the agreements evidencing awards under the Stock Plans, (iii) determine the terms and conditions of the Nonemployee Director Options (as defined below) that are automatically granted pursuant to the Stock Plans, and (iv) make all other determinations deemed necessary or advisable for the administration of the Stock Plans. Commencing November 1, 1996, option grants have been and will be recommended by the Committee to the full Board of Directors, if required, for approval in order for such option grants to comply with rules promulgated by the Securities and Exchange Commission. For federal income tax purposes, the maximum compensation payable under the Stock Plans during the term of the Stock Plans and all awards granted thereunder is equal to the aggregate number of shares for which awards may be granted under the Stock Plans multiplied by the fair market value of the Common Stock on the relevant measurement date (which generally will be the exercise date in the case of an option that is not an incentive stock option as described below).

The Stock Plans are not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and are not required to be qualified under Section 401(a) of the Internal Revenue Code (the “Code”).

Nonemployee Director Options

Each person who becomes a nonemployee director after the effective date of the Stock Plans will automatically be granted, upon becoming a nonemployee director, a Nonemployee Director Option (as hereinafter defined) to purchase 7,500 shares of Common Stock. Thereafter, each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected, each nonemployee director will automatically be granted an immediately exercisable option (a “Nonemployee Director Option”) to purchase 7,500 shares of Common Stock.

Each Nonemployee Director Option granted under the Stock Plans will be exercisable in full upon the date of grant of such Nonemployee Director Option. Each Nonemployee Director Option granted under the Stock Plans will expire upon the first to occur of the following: (1) the second anniversary of the date upon which the optionee shall cease to be a nonemployee director; or (2) the tenth anniversary of the Date of Grant (as defined under the Stock Plans) of such Nonemployee Director Option. On September 14, 2000, the Board amended the 1994 Stock Plan so that, notwithstanding the foregoing, effective November 1, 1999, section (1) of the preceding sentence shall not apply to Nonemployee Director Options granted to a nonemployee director who has served on the Board for five or more years as of the date he or she ceases to serve on the Board.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Committee determines executive officers’ salaries and bonuses and administers and recommends grant awards under the Stock Plans.

Summary of Compensation Policies for CEO and Executive Officers

The Company’s philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives, which are linked to financial performance and increased stockholder value. The key elements of the Company’s executive compensation program consist of a base salary, potential for an annual bonus directly linked to overall Company performance and the grant of stock options and other stock incentive awards intended to align executive officer and stockholder economic interests. Generally, in formulating compensation arrangements for executives other than the Chief Executive Officer, the Committee solicits recommendations from the Chief Executive Officer, which it considers, modifies and approves.

Salaries

The Committee was formed in May 1994 after the Company’s initial public offering. For fiscal 2003, the Committee established salaries at levels that reflect the Committee’s assessment of prevailing salary levels among companies in footwear and related industries and considered each executive’s level of responsibility, talent and skills. The base salary of Mr. Cocozza and Mr. Tinagero are subject to the terms of employment agreements between Mr. Cocozza, Mr. Tinagero and the Company, respectively. A new employment agreement between Mr. Cocozza and the Company was entered into August 2000. On September 11, 2003 and March 25, 2004, Mr. Cocozza’s employment agreement was amended. On February 4, 2003, the Board of Directors of the Company approved a new three-year employment agreement with Mr. Tinagero which commenced August 31, 2003, with terms substantially similar to the terms of his existing employment agreement. On March 25, 2004, Mr. Tinagero’s employment agreement was amended. See “Employment Agreements.”

Performance Bonuses

The payment of performance bonuses to the Company’s executive officers is a significant element of the Company’s executive compensation program. Performance bonuses are designed to reward executive officers for the achievement of corporate goals and individual performance in achieving such goals and to compensate executive officers on the basis of the Company’s financial results. Performance bonuses during fiscal 2003 were based on specific formulae linked to the financial results of the Company as specified in the Company’s Senior Management Incentive Plan. Under this plan, executive officers may earn up to 100% of their salary as a bonus upon the Company attaining predetermined net income and return on asset goals. In fiscal 2003, the percentage of salary paid as a bonus under such plan was 47.3%.

Stock Incentive Awards

Stock incentive awards are also an important element of the Company’s executive officer compensation program. Such awards are designed to strengthen management’s long-term perspective on the Company’s performance. Compensation derived from stock options or other stock-based awards are intrinsically related to long-term corporate performance and stockholder value. Stock-based incentive awards are awarded at the discretion of the Committee based on a variety of factors, including the executive officer’s level of responsibility and such officer’s ability to affect stockholder value, as well as the officer’s demonstrated past and expected future performances. The Committee also takes into consideration prior stock option awards to the executive officer and the individual’s overall equity position in the Company. The Committee believes that stock options and stock ownership by the Company’s executive officers, as well as other members of the Company’s senior management, other key employees and nonemployee directors, are essential elements in aligning the interests of these individuals with those of the stockholders and thereby enhancing stockholder value. Each of the options so granted vests and becomes exercisable incrementally over a four-year period or five-year period. The four-year and five-year vesting schedules associated with the options assure the long-term nature of this incentive compensation tool.

CEO Compensation

The Committee believes the Chief Executive Officer’s compensation should be heavily influenced by the Company’s performance. In evaluating the compensation of Mr. Cocozza, the Company’s Chief Executive Officer, the Committee considered the financial results of the Company, the compensation paid to executives in similar positions in the footwear industry, and Mr. Cocozza’s contribution to and length of service with the Company. The Committee also considered the substantial equity interest in the Company held by Mr. Cocozza and recognized that this equity interest serves to substantially align Mr. Cocozza’s incentives with those of the Company’s other stockholders. Based on these factors, the Committee approved Mr. Cocozza’s fiscal 2003 base salary. As discussed above with respect to the payment of performance bonuses, the amount of Mr. Cocozza’s bonus for fiscal 2003 was based on the formula specified in the Company’s Senior Management Incentive Plan and the Company’s Acquisition Bonus Plan.

Beginning in 1994, federal law generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. One of the exceptions to the deduction limit is for “performance-based compensation.” To qualify as “performance-based,” compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

The Committee intends to design the Company’s compensation programs to conform with the legislation and final regulations so that total compensation paid to any employee will not exceed $1,000,000 in any one year, except for compensation payments in excess of $1,000,000, which qualify as “performance-based” or are otherwise exempt. However, the Company may pay compensation, which is not deductible in limited circumstances when prudent management of the Company so requires.

Summary

The Committee believes that the current compensation arrangements provide the Chief Executive Officer and the other executive officers with incentive to perform at superior levels and in a manner that is directly aligned with the economic interests of the Company’s stockholders.

Members of the Compensation and Stock Option Committee:

Stephen A. Fine

Malcolm L. Sherman

Anthony J. Tiberii

February 27, 2004

The above report of the Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

Additional Information with respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Company is not aware of any interlocks or insider participation required to be disclosed pursuant to the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of independent directors, as defined in and required by the NASD listing standards, and it operates under a written charter adopted by the Board of Directors on June 19, 2003, which was filed as Appendix A to the Company’s proxy statement on Schedule 14A, filed with the Commission on February 27, 2004. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Company engaged KPMG LLP as its new independent accountants with the engagement commencing as of August 11, 2003; prior to such engagement, Ernst & Young LLP served as the Company’s independent accountants. See “Change in Company’s Certifying Accountant.” Such engagement was recommended and approved by the Audit Committee.

The Audit Committee reviewed with KPMG LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Company’s independent auditors also provided the Company with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with the independent auditors that firm’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Anthony J. Tiberii, Chair

Stephen A. Fine

Malcolm L. Sherman

February 27, 2004

Change in Company’s Certifying Accountant

Previous Independent Accountant

Effective August 11, 2003, the Company dismissed Ernst & Young LLP as its independent accountants. The reports of Ernst & Young LLP on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company’s Audit Committee participated in and approved the decision to change independent accountants. In connection with its audits for the Company’s two most recent fiscal years and through the date hereof, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During the Company’s two most recent fiscal years and through the date hereof, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

New Independent Accountant

The Company has engaged KPMG LLP as its new independent accountants with the engagement commencing as of August 11, 2003. Such engagement was recommended and approved by the Company’s Audit Committee. During the Company’s two most recent fiscal years and through the date hereof, the Company has not consulted with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by KPMG LLP to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

During the fiscal year ended October 31, 2003, the Company incurred fees from its independent auditors, KPMG LLP of $121,000 and Ernst & Young LLP, $13,517, respectively, for services rendered for the audit of the Company’s annual financial statements. During the fiscal year ended October 31, 2002, the Company paid its independent auditors, Ernst & Young LLP, $124,705 for the same services.

Audit-Related Fees

During the fiscal year ended October 31, 2003, the Company paid Kirkland Albrecht & Fredrickson, PC $7,500 for services rendered for the audit of the Company’s 401K Plan. In addition, the Company paid Ernst & Young LLP $11,140 for services related to the change in independent auditors and required Securities and Exchange Commission filings. During the fiscal year ended October 31, 2002, the Company paid Ernst & Young LLP $10,000 for services rendered for the audit of the Company’s 401K Plan.

Tax Fees

During the fiscal year ended October 31, 2003, the Company paid Ernst & Young LLP $73,000 for services rendered for tax compliance, tax advice and planning. In addition, the Company paid Kirkland Albrecht & Fredrickson, PC $8,200 for tax planning services. During the fiscal year ended October 31, 2002, the Company paid Ernst & Young LLP $96,330 for services rendered for tax compliance, tax advice and planning.

All Other Fees

No other fees were billed for the fiscal years ended October 31, 2003 or October 31, 2002.

Pre-Approval Policies and Procedures

The Audit Committee has implemented a pre-approval policy and procedures to approve in advance all audit services to be provided by the Company’s outside auditor. 100% of the services described above were pre-approved by the Audit Committee pursuant to its pre-approval policy and procedures.

STOCK PRICE PERFORMANCE GRAPH

Comparison of Five Year Cumulative Total Return

Among Maxwell Shoe Company Inc. Common Stock,

NASDAQ Stock Market Index and Peer Group Index(1)

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ASSUMES $100 INVESTED ON NOVEMBER 1, 1998

ASSUMES DIVIDENDS REINVESTED

FISCAL YEAR ENDING OCTOBER 31, 2003

	Fiscal Year Ending
Company/Index/Market	10/30/1998	10/29/1999	10/31/2000	10/31/2001	10/31/2002	10/31/2003
Maxwell Shoe Company Inc.	100.00	73.40	94.68	120.76	140.35	204.15
Customer Selected Stock List	100.00	121.27	155.46	85.70	136.71	196.27
Nasdaq Market Index	100.00	165.06	194.13	97.35	78.33	113.76

(1)	The Company has selected a peer group index from a group of peer issuers in good faith because the Media General Industry Group 552-Footwear Index, formerly used by the Company in completing the Performance Graph, is no longer a published industry index. Hence, the Company has not included the Media General Industry Group 552-Footwear graph in the Performance Graph above. The peer group index selected by the Company consists of public companies in the women’s and children’s fashion footwear industry having annual net revenues of less than $600 million. Stockholder return for each component issuer in the peer group is weighted to reflect such issuer’s market capitalization at the beginning of each period shown. The peer group companies consist of Candie’s Inc., Deckers Outdoor Corporation, Kenneth Cole Productions, Inc., Steven Madden, Ltd., Rocky Shoes & Boots, Inc. and The Stride Rite Corporation.

RELATIONSHIP WITH INDEPENDENT AUDITORS

KPMG LLP replaced Ernst & Young LLP as the Company’s independent auditors for fiscal 2003 and will serve in the same capacity for fiscal 2004. The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Stockholder approval is not sought in connection with this selection.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2005 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than November 10, 2004 in order to be considered for inclusion in the Company’s proxy materials for that meeting. Proposals must be in writing and sent via registered or certified mail addressed to Maxwell Shoe Company Inc., Attention: Corporate Secretary, at 101 Sprague Street, Readville (Boston), Massachusetts 02137. In addition, the Company’s by-laws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted above not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of the meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the shares of the Company’s Common Stock may deliver only one copy of the Company’s proxy statement to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement, now or in the future, should submit their request to the Company by telephone at (617) 364-5090 or by submitting a written request to Corporate Secretary, Maxwell Shoe Company Inc., 101 Sprague Street, P.O. Box 37, Readville, MA 02137. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

We appreciate your support and encouragement.

On Behalf of the Board of Directors,

Mark J. Cocozza

Chairman of the Board and Chief Executive Officer

Maxwell Shoe Company Inc.

IMPORTANT

The Board of Directors urges you NOT to return any gold consent card solicited from you by Jones. If you have previously returned any such consent card you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed BLUE Consent Revocation Card in the postage-paid envelope provided, whether or not you previously returned the gold consent card.

For additional information or assistance, please call our soliciting agent, MacKenzie Partners, Inc., toll free at 1-(800) 322-2885. MacKenzie Partners, Inc.’s address is 105 Madison Avenue, New York, NY 10016.

Annex I

CERTAIN INFORMATION REGARDING PARTICIPANTS

IN THIS CONSENT REVOCATION SOLICITATION

Transactions in the Company’s Common Stock During the Past Two Years

The following is a list of all acquisitions and dispositions of the Company’s Common Stock made during the last two years by persons who may be deemed participants in the Company’s solicitation of revocations of consent. There are no transactions to report for Mr. Anthony J. Tiberii.

Name	Transaction Date	Number of Shares	Acquisition/ Disposition
Mark J. Cocozza	03/25/02	4,000[1]	Acquisition
Mark J. Cocozza	03/25/02	4,000	Disposition
Mark J. Cocozza	03/26/02	5,600[1]	Acquisition
Mark J. Cocozza	03/26/02	5,600	Disposition
Mark J. Cocozza	03/27/02	8,400[1]	Acquisition
Mark J. Cocozza	03/27/02	8,400	Disposition
Mark J. Cocozza	03/28/02	12,000[1]	Acquisition
Mark J. Cocozza	03/28/02	12,000	Disposition
Mark J. Cocozza	04/01/02	4,000[1]	Acquisition
Mark J. Cocozza	04/01/02	4,000	Disposition
Mark J. Cocozza	04/18/02	4,000[1]	Acquisition
Mark J. Cocozza	04/18/02	4,000	Disposition
Mark J. Cocozza	04/19/02	4,000[1]	Acquisition
Mark J. Cocozza	04/19/02	4,000	Disposition
Mark J. Cocozza	04/22/02	4,000[1]	Acquisition
Mark J. Cocozza	04/22/02	4,000	Disposition
Mark J. Cocozza	04/23/02	8,000[1]	Acquisition
Mark J. Cocozza	04/23/02	8,000	Disposition
Mark J. Cocozza	04/24/02	8,000[1]	Acquisition
Mark J. Cocozza	04/24/02	8,000	Disposition
Mark J. Cocozza	04/25/02	4,000[1]	Acquisition
Mark J. Cocozza	04/25/02	4,000	Disposition
Mark J. Cocozza	04/26/02	12,000[1]	Acquisition
Mark J. Cocozza	04/26/02	12,000	Disposition
Mark J. Cocozza	04/29/02	8,000[1]	Acquisition
Mark J. Cocozza	04/29/02	8,000	Disposition
Mark J. Cocozza	04/30/02	8,000[1]	Acquisition
Mark J. Cocozza	04/30/02	8,000	Disposition
Mark J. Cocozza	05/20/02	6,000[1]	Acquisition
Mark J. Cocozza	05/20/02	6,000	Disposition
Mark J. Cocozza	05/21/02	6,000[1]	Acquisition
Mark J. Cocozza	05/21/02	6,000	Disposition
Mark J. Cocozza	05/22/02	10,000[1]	Acquisition
Mark J. Cocozza	05/22/02	10,000	Disposition
Mark J. Cocozza	05/23/02	6,000[1]	Acquisition
Mark J. Cocozza	05/23/02	6,000	Disposition
Mark J. Cocozza	05/24/02	12,000[1]	Acquisition
Mark J. Cocozza	05/24/02	12,000	Disposition
Mark J. Cocozza	05/28/02	6,000[1]	Acquisition

Name	Transaction Date	Number of Shares	Acquisition/ Disposition
Mark J. Cocozza	05/28/02	6,000	Disposition
Mark J. Cocozza	05/29/02	6,000[1]	Acquisition
Mark J. Cocozza	05/29/02	6,000	Disposition
Mark J. Cocozza	05/30/02	6,000[1]	Acquisition
Mark J. Cocozza	05/30/02	6,000	Disposition
Mark J. Cocozza	05/31/02	6,000[1]	Acquisition
Mark J. Cocozza	05/31/02	6,000	Disposition
Mark J. Cocozza	06/03/02	6,000[1]	Acquisition
Mark J. Cocozza	06/03/02	6,000	Disposition
Mark J. Cocozza	06/04/02	2,500[1]	Acquisition
Mark J. Cocozza	06/04/02	2,500	Disposition
Mark J. Cocozza	06/05/02	1,500[1]	Acquisition
Mark J. Cocozza	06/05/02	1,500	Disposition
Mark J. Cocozza	07/01/02	10,000[1]	Acquisition
Mark J. Cocozza	07/01/02	10,000	Disposition
Mark J. Cocozza	07/02/02	5,000[1]	Acquisition
Mark J. Cocozza	07/02/02	5,000	Disposition
Mark J. Cocozza	07/03/02	20,000[1]	Acquisition
Mark J. Cocozza	07/03/02	20,000	Disposition
Mark J. Cocozza	07/05/02	2,500[1]	Acquisition
Mark J. Cocozza	07/05/02	2,500	Disposition
Mark J. Cocozza	07/08/02	12,500[1]	Acquisition
Mark J. Cocozza	07/08/02	12,500	Disposition
Mark J. Cocozza	07/09/02	5,000[1]	Acquisition
Mark J. Cocozza	07/09/02	5,000	Disposition
Mark J. Cocozza	07/10/02	11,600[1]	Acquisition
Mark J. Cocozza	07/10/02	11,600	Disposition
Mark J. Cocozza	07/11/02	5,000[1]	Acquisition
Mark J. Cocozza	07/11/02	5,000	Disposition
Mark J. Cocozza	07/12/02	3,000[1]	Acquisition
Mark J. Cocozza	07/12/02	3,000	Disposition
Mark J. Cocozza	07/15/02	5,000[1]	Acquisition
Mark J. Cocozza	07/15/02	5,000	Disposition
Mark J. Cocozza	07/16/02	6,000[1]	Acquisition
Mark J. Cocozza	07/16/02	6,000	Disposition
Mark J. Cocozza	07/17/02	4,400[1]	Acquisition
Mark J. Cocozza	07/17/02	4,400	Disposition
Mark J. Cocozza	07/18/02	6,000[1]	Acquisition
Mark J. Cocozza	07/18/02	6,000	Disposition
Mark J. Cocozza	07/19/02	1,500[1]	Acquisition
Mark J. Cocozza	07/19/02	1,500	Disposition
Mark J. Cocozza	07/22/02	6,000[1]	Acquisition
Mark J. Cocozza	07/22/02	6,000	Disposition
Mark J. Cocozza	07/23/02	6,000[1]	Acquisition
Mark J. Cocozza	07/23/02	6,000	Disposition
Mark J. Cocozza	07/24/02	6,000[1]	Acquisition
Mark J. Cocozza	07/24/02	6,000	Disposition
Mark J. Cocozza	07/25/02	7,200[1]	Acquisition
Mark J. Cocozza	07/25/02	7,200	Disposition

Name	Transaction Date	Number of Shares	Acquisition/ Disposition
Mark J. Cocozza	07/26/02	6,000[1]	Acquisition
Mark J. Cocozza	07/26/02	6,000	Disposition
Mark J. Cocozza	07/29/02	6,000[1]	Acquisition
Mark J. Cocozza	07/29/02	6,000	Disposition
Mark J. Cocozza	07/30/02	6,000[1]	Acquisition
Mark J. Cocozza	07/30/02	6,000	Disposition
Mark J. Cocozza	07/31/02	8,100[1]	Acquisition
Mark J. Cocozza	07/31/02	8,100	Disposition
Mark J. Cocozza	08/01/02	6,800[1]	Acquisition
Mark J. Cocozza	08/01/02	6,800	Disposition
Mark J. Cocozza	08/02/02	9,100[1]	Acquisition
Mark J. Cocozza	08/02/02	9,100	Disposition
Mark J. Cocozza	08/05/02	7,650[1]	Acquisition
Mark J. Cocozza	08/05/02	7,650	Disposition
Mark J. Cocozza	08/06/02	7,650[1]	Acquisition
Mark J. Cocozza	08/06/02	7,650	Disposition
Mark J. Cocozza	08/19/02	1,500[1]	Acquisition
Mark J. Cocozza	08/19/02	1,500	Disposition
Mark J. Cocozza	08/20/02	6,000[1]	Acquisition
Mark J. Cocozza	08/20/02	6,000	Disposition
Mark J. Cocozza	08/22/02	1,500[1]	Acquisition
Mark J. Cocozza	08/22/02	1,500	Disposition
Mark J. Cocozza	08/23/02	6,000[1]	Acquisition
Mark J. Cocozza	08/23/02	6,000	Disposition
Mark J. Cocozza	08/26/02	2,200[1]	Acquisition
Mark J. Cocozza	08/26/02	2,200	Disposition
Mark J. Cocozza	08/27/02	6,000[1]	Acquisition
Mark J. Cocozza	08/27/02	6,000	Disposition
Mark J. Cocozza	08/28/02	6,000[1]	Acquisition
Mark J. Cocozza	08/28/02	6,000	Disposition
Mark J. Cocozza	08/29/02	6,475[1]	Acquisition
Mark J. Cocozza	08/29/02	6,475	Disposition
Mark J. Cocozza	10/18/02	4,000[1]	Acquisition
Mark J. Cocozza	10/18/02	4,000	Disposition
Mark J. Cocozza	10/21/02	3,500[1]	Acquisition
Mark J. Cocozza	10/21/02	3,500	Disposition
Mark J. Cocozza	10/22/02	6,000[1]	Acquisition
Mark J. Cocozza	10/22/02	6,000	Disposition
Mark J. Cocozza	10/23/02	6,000[1]	Acquisition
Mark J. Cocozza	10/23/02	6,000	Disposition
Mark J. Cocozza	10/25/02	6,000[1]	Acquisition
Mark J. Cocozza	10/25/02	6,000	Disposition
Mark J. Cocozza	10/28/02	6,000[1]	Acquisition
Mark J. Cocozza	10/28/02	6,000	Disposition
Mark J. Cocozza	10/29/02	6,000[1]	Acquisition
Mark J. Cocozza	10/29/02	6,000	Disposition
Mark J. Cocozza	10/30/02	6,000[1]	Acquisition
Mark J. Cocozza	10/30/02	6,000	Disposition
Mark J. Cocozza	10/31/02	1,500[1]	Acquisition

Name	Transaction Date	Number of Shares	Acquisition/ Disposition
Mark J. Cocozza	10/31/02	1,500	Disposition
Mark J. Cocozza	11/01/02	1,500[1]	Acquisition
Mark J. Cocozza	11/01/02	1,500	Disposition
Mark J. Cocozza	11/05/02	6,000[1]	Acquisition
Mark J. Cocozza	11/05/02	6,000	Disposition
Mark J. Cocozza	11/06/02	3,000[1]	Acquisition
Mark J. Cocozza	11/06/02	3,000	Disposition
Mark J. Cocozza	11/07/02	4,500[1]	Acquisition
Mark J. Cocozza	11/07/02	4,500	Disposition
Mark J. Cocozza	11/08/02	1,500[1]	Acquisition
Mark J. Cocozza	11/08/02	1,500	Disposition
Mark J. Cocozza	11/11/02	1,500[1]	Acquisition
Mark J. Cocozza	11/11/02	1,500	Disposition
Mark J. Cocozza	11/12/02	6,000[1]	Acquisition
Mark J. Cocozza	11/12/02	6,000	Disposition
Mark J. Cocozza	11/13/02	593[1]	Acquisition
Mark J. Cocozza	11/13/02	593	Disposition
Mark J. Cocozza	11/13/02	3,907[1]	Acquisition
Mark J. Cocozza	11/13/02	3,907	Disposition
Mark J. Cocozza	11/14/02	6,000[1]	Acquisition
Mark J. Cocozza	11/14/02	6,000	Disposition
Mark J. Cocozza	11/15/02	3,605[1]	Acquisition
Mark J. Cocozza	11/15/02	3,605	Disposition
Mark J. Cocozza	11/19/02	5,000[1]	Acquisition
Mark J. Cocozza	11/19/02	5,000	Disposition
Mark J. Cocozza	11/20/02	3,103[1]	Acquisition
Mark J. Cocozza	11/20/02	3,103	Disposition
Mark J. Cocozza	11/21/02	2,500[1]	Acquisition
Mark J. Cocozza	11/21/02	2,500	Disposition
Mark J. Cocozza	11/22/02	2,500[1]	Acquisition
Mark J. Cocozza	11/22/02	2,500	Disposition
Mark J. Cocozza	11/25/02	7,517[1]	Acquisition
Mark J. Cocozza	11/25/02	7,517	Disposition
Mark J. Cocozza	11/26/02	2,500[1]	Acquisition
Mark J. Cocozza	11/26/02	2,500	Disposition
Mark J. Cocozza	11/27/02	2,500[1]	Acquisition
Mark J. Cocozza	11/27/02	2,500	Disposition
Mark J. Cocozza	12/02/02	4,500[1]	Acquisition
Mark J. Cocozza	12/02/02	4,500	Disposition
Mark J. Cocozza	12/03/02	10,500[1]	Acquisition
Mark J. Cocozza	12/03/02	10,500	Disposition
Mark J. Cocozza	12/04/02	2,500[1]	Acquisition
Mark J. Cocozza	12/04/02	2,500	Disposition
Mark J. Cocozza	12/05/02	2,500[1]	Acquisition
Mark J. Cocozza	12/05/02	2,500	Disposition
Mark J. Cocozza	12/06/02	4,500[1]	Acquisition
Mark J. Cocozza	12/06/02	4,500	Disposition
Mark J. Cocozza	12/09/02	8,500[1]	Acquisition
Mark J. Cocozza	12/09/02	8,500	Disposition

Name	Transaction Date	Number of Shares	Acquisition/ Disposition
Mark J. Cocozza	12/10/02	2,675[1]	Acquisition
Mark J. Cocozza	12/10/02	2,675	Disposition
Mark J. Cocozza	12/27/02	2,500[1]	Acquisition
Mark J. Cocozza	12/27/02	2,500	Disposition
Mark J. Cocozza	12/30/02	5,500[1]	Acquisition
Mark J. Cocozza	12/30/02	5,500	Disposition
Mark J. Cocozza	12/31/02	7,193[1]	Acquisition
Mark J. Cocozza	12/31/02	7,193	Disposition
Mark J. Cocozza	12/31/02	307[1]	Acquisition
Mark J. Cocozza	12/31/02	307	Disposition
Mark J. Cocozza	01/02/03	6,500[1]	Acquisition
Mark J. Cocozza	01/02/03	6,500	Disposition
Mark J. Cocozza	01/03/03	7,000[1]	Acquisition
Mark J. Cocozza	01/03/03	7,000	Disposition
Mark J. Cocozza	01/06/03	6,500[1]	Acquisition
Mark J. Cocozza	01/06/03	6,500	Disposition
Mark J. Cocozza	01/07/03	2,500[1]	Acquisition
Mark J. Cocozza	01/07/03	2,500	Disposition
Mark J. Cocozza	01/08/03	2,500[1]	Acquisition
Mark J. Cocozza	01/08/03	2,500	Disposition
Mark J. Cocozza	01/09/03	2,500[1]	Acquisition
Mark J. Cocozza	01/09/03	2,500	Disposition
Mark J. Cocozza	01/10/03	2,500[1]	Acquisition
Mark J. Cocozza	01/10/03	2,500	Disposition
Mark J. Cocozza	01/13/03	2,500[1]	Acquisition
Mark J. Cocozza	01/13/03	2,500	Disposition
Mark J. Cocozza	01/14/03	4,500[1]	Acquisition
Mark J. Cocozza	01/14/03	4,500	Disposition
Mark J. Cocozza	01/15/03	6,500[1]	Acquisition
Mark J. Cocozza	01/15/03	6,500	Disposition
Mark J. Cocozza	01/16/03	2,500[1]	Acquisition
Mark J. Cocozza	01/16/03	2,500	Disposition
Mark J. Cocozza	01/17/03	2,500[1]	Acquisition
Mark J. Cocozza	01/17/03	2,500	Disposition
Mark J. Cocozza	01/21/03	2,500[1]	Acquisition
Mark J. Cocozza	01/21/03	2,500	Disposition
Mark J. Cocozza	01/22/03	2,500[1]	Acquisition
Mark J. Cocozza	01/22/03	2,500	Disposition
Mark J. Cocozza	01/23/03	2,500[1]	Acquisition
Mark J. Cocozza	01/23/03	2,500	Disposition
Mark J. Cocozza	01/24/03	2,500[1]	Acquisition
Mark J. Cocozza	01/24/03	2,500	Disposition
Mark J. Cocozza	01/27/03	1,193[1]	Acquisition
Mark J. Cocozza	01/27/03	1,193	Disposition
Mark J. Cocozza	01/27/03	1,307[1]	Acquisition
Mark J. Cocozza	01/27/03	1,307	Disposition
Mark J. Cocozza	01/28/03	2,500[1]	Acquisition
Mark J. Cocozza	01/28/03	2,500	Disposition
Mark J. Cocozza	01/29/03	3,500[1]	Acquisition

Name	Transaction Date	Number of Shares	Acquisition/ Disposition
Mark J. Cocozza	01/29/03	3,500	Disposition
Mark J. Cocozza	01/30/03	2,500[1]	Acquisition
Mark J. Cocozza	01/30/03	2,500	Disposition
Mark J. Cocozza	02/04/03	2,500[1]	Acquisition
Mark J. Cocozza	02/04/03	2,500	Disposition
Mark J. Cocozza	02/05/03	3,266[1]	Acquisition
Mark J. Cocozza	02/05/03	3,266	Disposition
Mark J. Cocozza	07/02/03	10,000[1]	Acquisition
Mark J. Cocozza	07/02/03	10,000	Disposition
Mark J. Cocozza	07/03/03	1,000[1]	Acquisition
Mark J. Cocozza	07/03/03	1,000	Disposition
Mark J. Cocozza	07/07/03	14,000[1]	Acquisition
Mark J. Cocozza	07/07/03	14,000	Disposition
James J. Tinagero	03/25/02	1,000[2]	Acquisition
James J. Tinagero	03/25/02	1,000	Disposition
James J. Tinagero	03/26/02	1,400[2]	Acquisition
James J. Tinagero	03/26/02	1,400	Disposition
James J. Tinagero	03/27/02	2,100[2]	Acquisition
James J. Tinagero	03/27/02	2,100	Disposition
James J. Tinagero	03/28/02	3,000[2]	Acquisition
James J. Tinagero	03/28/02	3,000	Disposition
James J. Tinagero	04/01/02	1,000[2]	Acquisition
James J. Tinagero	04/01/02	1,000	Disposition
James J. Tinagero	04/18/02	1,000[2]	Acquisition
James J. Tinagero	04/18/02	1,000	Disposition
James J. Tinagero	04/19/02	1,000[2]	Acquisition
James J. Tinagero	04/19/02	1,000	Disposition
James J. Tinagero	04/22/02	1,000[2]	Acquisition
James J. Tinagero	04/22/02	1,000	Disposition
James J. Tinagero	04/23/02	2,000[2]	Acquisition
James J. Tinagero	04/23/02	2,000	Disposition
James J. Tinagero	04/24/02	2,000[2]	Acquisition
James J. Tinagero	04/24/02	2,000	Disposition
James J. Tinagero	04/25/02	1,000[2]	Acquisition
James J. Tinagero	04/25/02	1,000	Disposition
James J. Tinagero	04/26/02	3,000[2]	Acquisition
James J. Tinagero	04/26/02	3,000	Disposition
James J. Tinagero	04/29/02	2,000[2]	Acquisition
James J. Tinagero	04/29/02	2,000	Disposition
James J. Tinagero	04/30/02	2,000[2]	Acquisition
James J. Tinagero	04/30/02	2,000	Disposition
James J. Tinagero	05/20/02	1,500[2]	Acquisition
James J. Tinagero	05/20/02	1,500	Disposition
James J. Tinagero	05/21/02	1,500[2]	Acquisition
James J. Tinagero	05/21/02	1,500	Disposition
James J. Tinagero	05/22/02	2,500[2]	Acquisition
James J. Tinagero	05/22/02	2,500	Disposition
James J. Tinagero	05/23/02	1,500[2]	Acquisition
James J. Tinagero	05/23/02	1,500	Disposition

Name	Transaction Date	Number of Shares	Acquisition/ Disposition
James J. Tinagero	05/24/02	3,000[2]	Acquisition
James J. Tinagero	05/24/02	3,000	Disposition
James J. Tinagero	05/28/02	1,500[2]	Acquisition
James J. Tinagero	05/28/02	1,500	Disposition
James J. Tinagero	05/29/02	1,500[2]	Acquisition
James J. Tinagero	05/29/02	1,500	Disposition
James J. Tinagero	05/30/02	1,500[2]	Acquisition
James J. Tinagero	05/30/02	1,500	Disposition
James J. Tinagero	05/31/02	1,500[2]	Acquisition
James J. Tinagero	05/31/02	1,500	Disposition
James J. Tinagero	06/03/02	1,500[2]	Acquisition
James J. Tinagero	06/03/02	1,500	Disposition
James J. Tinagero	06/04/02	2,500[2]	Acquisition
James J. Tinagero	06/04/02	2,500	Disposition
James J. Tinagero	06/05/02	2,500[2]	Acquisition
James J. Tinagero	06/05/02	2,500	Disposition
James J. Tinagero	06/19/02	6,000[2]	Acquisition
James J. Tinagero	06/19/02	6,000	Disposition
James J. Tinagero	06/20/02	6,000[2]	Acquisition
James J. Tinagero	06/20/02	6,000	Disposition
James J. Tinagero	06/21/02	10,500[2]	Acquisition
James J. Tinagero	06/21/02	10,500	Disposition
James J. Tinagero	07/18/02	1,500[2]	Acquisition
James J. Tinagero	07/18/02	1,500	Disposition
James J. Tinagero	07/19/02	1,500[2]	Acquisition
James J. Tinagero	07/19/02	1,500	Disposition
James J. Tinagero	07/22/02	1,500[2]	Acquisition
James J. Tinagero	07/22/02	1,500	Disposition
James J. Tinagero	07/23/02	1,500[2]	Acquisition
James J. Tinagero	07/23/02	1,500	Disposition
James J. Tinagero	07/24/02	1,500[2]	Acquisition
James J. Tinagero	07/24/02	1,500	Disposition
James J. Tinagero	07/25/02	1,700[2]	Acquisition
James J. Tinagero	07/25/02	1,700	Disposition
James J. Tinagero	07/26/02	1,500[2]	Acquisition
James J. Tinagero	07/26/02	1,500	Disposition
James J. Tinagero	07/29/02	1,500[2]	Acquisition
James J. Tinagero	07/29/02	1,500	Disposition
James J. Tinagero	07/30/02	1,500[2]	Acquisition
James J. Tinagero	07/30/02	1,500	Disposition
James J. Tinagero	07/31/02	1,900[2]	Acquisition
James J. Tinagero	07/31/02	1,900	Disposition
James J. Tinagero	08/01/02	1,500[2]	Acquisition
James J. Tinagero	08/01/02	1,500	Disposition
James J. Tinagero	08/02/02	2,000[2]	Acquisition
James J. Tinagero	08/02/02	2,000	Disposition
James J. Tinagero	08/05/02	1,700[2]	Acquisition
James J. Tinagero	08/05/02	1,700	Disposition
James J. Tinagero	08/06/02	1,700[2]	Acquisition

Name	Transaction Date	Number of Shares	Acquisition/ Disposition
James J. Tinagero	08/06/02	1,700	Disposition
James J. Tinagero	08/19/02	1,500[2]	Acquisition
James J. Tinagero	08/19/02	1,500	Disposition
James J. Tinagero	08/20/02	1,500[2]	Acquisition
James J. Tinagero	08/20/02	1,500	Disposition
James J. Tinagero	08/22/02	1,500[2]	Acquisition
James J. Tinagero	08/22/02	1,500	Disposition
James J. Tinagero	08/23/02	1,500[2]	Acquisition
James J. Tinagero	08/23/02	1,500	Disposition
James J. Tinagero	08/26/02	1,500[2]	Acquisition
James J. Tinagero	08/26/02	1,500	Disposition
James J. Tinagero	08/27/02	1,500[2]	Acquisition
James J. Tinagero	08/27/02	1,500	Disposition
James J. Tinagero	08/28/02	1,500[2]	Acquisition
James J. Tinagero	08/28/02	1,500	Disposition
James J. Tinagero	08/29/02	1,500[2]	Acquisition
James J. Tinagero	08/29/02	1,500	Disposition
James J. Tinagero	08/30/02	2,500[2]	Acquisition
James J. Tinagero	08/30/02	2,500	Disposition
James J. Tinagero	09/03/02	2,500[2]	Acquisition
James J. Tinagero	09/03/02	2,500	Disposition
James J. Tinagero	09/04/02	2,750[2]	Acquisition
James J. Tinagero	09/04/02	2,750	Disposition
James J. Tinagero	09/05/02	2,750[2]	Acquisition
James J. Tinagero	09/05/02	2,750	Disposition
James J. Tinagero	09/18/02	2,500[2]	Acquisition
James J. Tinagero	09/18/02	2,500	Disposition
James J. Tinagero	09/19/02	2,500[2]	Acquisition
James J. Tinagero	09/19/02	2,500	Disposition
James J. Tinagero	09/20/02	2,500[2]	Acquisition
James J. Tinagero	09/20/02	2,500	Disposition
James J. Tinagero	09/23/02	2,500[2]	Acquisition
James J. Tinagero	09/23/02	2,500	Disposition
James J. Tinagero	09/24/02	2,500[2]	Acquisition
James J. Tinagero	09/24/02	2,500	Disposition
James J. Tinagero	09/25/02	2,500[2]	Acquisition
James J. Tinagero	09/25/02	2,500	Disposition
James J. Tinagero	09/26/02	2,500[2]	Acquisition
James J. Tinagero	09/26/02	2,500	Disposition
James J. Tinagero	09/27/02	2,500[2]	Acquisition
James J. Tinagero	09/27/02	2,500	Disposition
James J. Tinagero	09/30/02	2,500[2]	Acquisition
James J. Tinagero	09/30/02	2,500	Disposition
James J. Tinagero	10/18/02	1,500[2]	Acquisition
James J. Tinagero	10/18/02	1,500	Disposition
James J. Tinagero	10/21/02	1,500[2]	Acquisition
James J. Tinagero	10/21/02	1,500	Disposition
James J. Tinagero	10/22/02	1,500[2]	Acquisition
James J. Tinagero	10/22/02	1,500	Disposition

Name	Transaction Date	Number of Shares	Acquisition/ Disposition
James J. Tinagero	10/23/02	1,500[2]	Acquisition
James J. Tinagero	10/23/02	1,500	Disposition
James J. Tinagero	10/25/02	1,500[2]	Acquisition
James J. Tinagero	10/25/02	1,500	Disposition
James J. Tinagero	10/28/02	1,500[2]	Acquisition
James J. Tinagero	10/28/02	1,500	Disposition
James J. Tinagero	10/29/02	1,500[2]	Acquisition
James J. Tinagero	10/29/02	1,500	Disposition
James J. Tinagero	11/01/02	1,500[2]	Acquisition
James J. Tinagero	11/01/02	1,500	Disposition
James J. Tinagero	11/05/02	1,500[2]	Acquisition
James J. Tinagero	11/05/02	1,500	Disposition
James J. Tinagero	11/06/02	1,500[2]	Acquisition
James J. Tinagero	11/06/02	1,500	Disposition
James J. Tinagero	11/07/02	1,500[2]	Acquisition
James J. Tinagero	11/07/02	1,500	Disposition
James J. Tinagero	11/08/02	1,500[2]	Acquisition
James J. Tinagero	11/08/02	1,500	Disposition
James J. Tinagero	11/11/02	1,500[2]	Acquisition
James J. Tinagero	11/11/02	1,500	Disposition
Stephen A. Fine	06/17/02	7,500[2]	Acquisition
Stephen A. Fine	06/17/02	7,500	Disposition
Stephen A. Fine	06/23/03	2,500[2]	Acquisition
Stephen A. Fine	06/23/03	2,500	Disposition
Stephen A. Fine	06/25/03	5,000[2]	Acquisition
Stephen A. Fine	06/25/03	5,000	Disposition
Richard J. Bakos	06/28/02	12,600[2]	Acquisition
Richard J. Bakos	06/28/02	12,600	Disposition
Richard J. Bakos	07/02/02	1,400[2]	Acquisition
Richard J. Bakos	07/02/02	1,400	Disposition
Richard J. Bakos	07/03/02	5,100[2]	Acquisition
Richard J. Bakos	07/03/02	5,100	Disposition
Richard J. Bakos	07/05/02	1,200[2]	Acquisition
Richard J. Bakos	07/05/02	1,200	Disposition
Richard J. Bakos	06/19/03	2,200[2]	Acquisition
Richard J. Bakos	06/19/03	2,200	Disposition
Malcolm L. Sherman	04/01/02	5,000[2]	Acquisition
Malcolm L. Sherman	04/01/02	5,000	Disposition

1.	Acquisition in connection with the exercise of incentive or non-qualified stock options or warrants.
2.	Acquisition in connection with the exercise of incentive or non-qualified stock options.

Other Contracts, Arrangements, and Understandings with Participants

Except as otherwise set forth in this Consent Revocation Statement, to the best of the Company’s knowledge: (i) none of the participants in the Company’s solicitation of revocations of consent is, or was within the past year, a party to any contracts, arrangements or understandings with any person with respect to any shares of the Company’s Common Stock; and (ii) neither any of the participants nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transaction as to which the Company or any of its affiliates will or may be a party.

Beneficial Ownership of the Company’s Common Stock by Associates of Participants

To the best of the Company’s knowledge none of the participants in the Company’s solicitation of revocations of consent has any “associates” (as defined in Rule 14a-1 under the Securities Exchange Act of 1934) who beneficially own any shares of the Company’s Common Stock.

Annex II

LEHMAN BROTHERS

March 28, 2004

Board of Directors

Maxwell Shoe Company Inc.

101 Sprague Street

P.O. Box 37

Readville, MA 02137

Members of the Board:

We understand that MSC Acquisition Corp. (“MSC”), an indirectly wholly owned subsidiary of Jones Apparel Group, Inc. (“Jones”), has commenced a tender offer to purchase (1) all of the issued and outstanding shares of Class A common stock, par value $.01 per share (the “Shares”) of Maxwell Shoe Company Inc. (“Maxwell” or the “Company”), and (2) unless and until validly redeemed by the Company’s Board of Directors, the associated rights to purchase shares of Series A Junior Participating Preferred Stock of the Company for $20.00 per Share in cash (the “Offer”).

We have been requested by the Board of Directors of the Company to render our opinion with respect to the adequacy, from a financial point of view, to the stockholders of the Company of the consideration offered to such stockholders by MSC in the Offer.

In arriving at our opinion, we reviewed and analyzed: (1) the Schedule TO, including the exhibits thereto, filed on March 23, 2004 by MSC and Jones, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and the Company’s Rights Agreement dated as of November 2, 1998, as amended, (3) the License Agreement between Anne Klein, a division of Kasper A.S.L., Ltd., B.D.S. Inc., Lion Licensing Ltd., and the Company dated as of July 9, 1999, as amended, (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Company Projections”), (5) the trading history of the Company’s common stock from March 2, 2001 to the present, (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, and (7) a comparison of the financial terms of the Offer with the financial terms of certain other recent transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning the businesses, operations, assets, financial conditions and prospects of the Company and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

II-1

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration that has been offered by MSC pursuant to the Offer is inadequate to the stockholders of the Company.

We have acted as financial advisor to the Company in connection with the Offer and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We and certain of our affiliates have in the past provided investment banking and financial services to the Company and Jones, for which services we have received customary compensation. In the ordinary course of our business, we may actively trade in the debt and equity securities of the Company and Jones for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Offer. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to whether to accept the consideration offered to the stockholders in connection with the Offer.

Very truly yours,

/s/     Lehman Brothers

LEHMAN BROTHERS

II-2

BLUE

CONSENT REVOCATION CARD—BLUE

CONSENT REVOCATION

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

MAXWELL SHOE COMPANY INC.

The undersigned, a holder of shares of common stock, par value $.01 per share, of Maxwell Shoe Company Inc. (the “Company”), acting with respect to all shares of the Company’s Class A Common Stock held by the undersigned at the close of business on March 25, 2004 or April 21, 2004, hereby acts as follows concerning the proposals of Jones Apparel Group, Inc. and MSC Acquisition Corp. (collectively “Jones”) set forth below.

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES.

Please mark your selection as ☒ indicated in this example.

PROPOSAL 1:	Proposal made by Jones to remove Mark J. Cocozza, James J. Tinagero, Stephen A. Fine, Malcolm L. Sherman and Anthony J. Tiberii and any person elected or appointed to the Company’s Board of Directors by such directors to fill any vacancy on the Company’s Board of Directors or any newly-created directorships.

☐ YES, REVOKE MY CONSENT

☐ NO, DO NOT REVOKE MY CONSENT

INSTRUCTION:

IF YOU WISH TO REVOKE CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL #1, BUT NOT ALL OF THEM, CHECK THE “YES, REVOKE MY CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WANT TO BE REMOVED IN THE FOLLOWING SPACE:

PROPOSAL 2:	Proposal made by Jones to elect Allan Corn, Jeffrey J. Haas, Michael S. Koeneke, Harold Leppo and Robert D. Martin to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, any other person designated as a nominee by the remaining nominee or nominees).

☐ YES, REVOKE MY CONSENT

☐ NO, DO NOT REVOKE MY CONSENT

INSTRUCTION:

IF YOU WISH TO REVOKE CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL #2, BUT NOT ALL OF THEM, CHECK THE “YES, REVOKE MY CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WANT TO BE ELECTED IN THE FOLLOWING SPACE:

PROPOSAL 3:	Proposal made by Jones to repeal each provision of the Company’s by-laws and amendments thereto, if any, adopted after March 30, 2004.

☐ YES, REVOKE MY CONSENT

☐ NO, DO NOT REVOKE MY CONSENT

THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES.

UNLESS OTHERWISE INDICATED ABOVE, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL OF THE PROPOSALS SET FORTH HEREIN.

THE UNDERSIGNED HEREBY AFFIRMS THAT THE SHARES REPRESENTED HEREBY WERE HELD OF RECORD ON:

☐ MARCH 25, 2004
☐ APRIL 21, 2004
(check one or both boxes as applicable)

IN ORDER FOR YOUR CONSENT REVOCATION TO BE VALID, IT MUST BE DATED. PLEASE MARK, SIGN, DATE AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated:                                                                                                                    , 2004

Print Name:

Signature (Title, if any):

Signature (if held jointly):

Title or Authority:

Please sign in the same form as name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.

IMPORTANT

WE STRONGLY RECOMMEND THAT YOU REJECT JONES AND ITS EFFORTS TO TAKE CONTROL OF YOUR COMPANY. FIRST, DO NOT SIGN JONES’S GOLD CONSENT CARD. SECOND, IF YOU HAVE PREVIOUSLY SIGNED A GOLD CONSENT CARD, YOU MAY REVOKE THAT CONSENT BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE CONSENT REVOCATION CARD IMMEDIATELY. FINALLY, IF YOU HAVE NOT SIGNED JONES’S CONSENT CARD, YOU CAN SHOW YOUR SUPPORT FOR YOUR BOARD BY SIGNING, DATING AND MAILING THE ACCOMPANYING BLUE CONSENT REVOCATION CARD. PLEASE ACT TODAY.

Your vote is important. If you have questions or need assistance in voting your shares, please call:

PLEASE RETURN YOUR BLUE CONSENT REVOCATION CARD IN THE ENVELOPE PROVIDED. IN ADDITION, YOU MAY ALSO FAX BOTH SIDES OF YOUR BLUE CONSENT REVOCATION CARD TO: (212) 929-0308.